UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ASTRIA THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ASTRIA THERAPEUTICS, INC.
75 State Street, Suite 1400
Boston, MA 02109
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 2, 2023
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Astria Therapeutics, Inc. (the “Annual Meeting”), which is scheduled to be held at Astria Therapeutics, Inc.’s offices at 75 State Street, Suite 1400, Boston, Massachusetts 02109 on June 2, 2023, at 9:00 a.m. Eastern Time.
At the Annual Meeting, stockholders will consider and vote on the following matters:
1.
The election of three Class II Directors to our Board of Directors, to serve for a three-year term until the 2026 annual meeting of stockholders;

2.
The amendment of our Amended and Restated 2015 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 4,300,000 shares;

3.
The amendment of our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

4.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

5.
The approval, by non-binding advisory vote, of our executive compensation; and

6.
The transaction of any other business properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

You can find more information, including the nominees for directors, in the attached proxy statement. The Board of Directors recommends that you vote in favor of each of the director nominees and proposals two through five as outlined in the attached proxy statement.
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to make our proxy materials available to all of our stockholders over the Internet. On or about April 20, 2023, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”). The Notice will also provide instructions on how to receive a paper copy of our proxy materials, including this proxy statement, our 2022 Annual Report and a form of proxy card.
We invite all stockholders to attend the Annual Meeting in person. Stockholders of record that hold common stock at the close of business on April 5, 2023, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.
In light of public health concerns regarding COVID-19, attendees of the Annual Meeting will be required to comply with any then-applicable governmental requirements or recommendations or facility requirements. We currently require attendees to provide proof of vaccination and one booster to be admitted to the Annual Meeting. We reserve the right to deny admission to the Annual Meeting for persons exhibiting symptoms or behavior that could place our stockholders, employees or facilities at risk. We may impose additional procedures or limitations on Annual Meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We will issue a press release and make a public filing with the Securities and Exchange Commission announcing any changes to the Annual Meeting, and we will also announce any changes at https://ir.astriatx.com. We encourage you to check this website prior to the Annual Meeting if you are considering attending.
Whether or not you expect to attend the Annual Meeting in person, please vote your shares by proxy as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting.

Most stockholders can vote over the Internet. In addition, if you received a paper copy of the proxy statement in the mail, you may also vote by telephone or by returning a proxy card. Your vote is important regardless of the number of shares you own. If you vote by the Internet or by telephone or send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
By order of the Board of Directors,
Jill C. Milne, Ph.D.
President and Chief Executive Officer
Boston, Massachusetts
April 20, 2023

Astria Therapeutics, Inc.
Proxy Statement

PROXY STATEMENT	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1 — ELECTION OF CLASS II DIRECTORS	7
CORPORATE GOVERNANCE	11
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	23
PROPOSAL NO. 2 — APPROVAL OF THE 2015 PLAN INCREASE	34
PROPOSAL NO. 3 — THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	44
PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ASTRIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	46
PROPOSAL NO. 5 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	48
PRINCIPAL STOCKHOLDERS	49
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	52
REPORT OF THE AUDIT COMMITTEE	55
HOUSEHOLDING	56
STOCKHOLDER PROPOSALS	57
OTHER MATTERS	58
APPENDIX A — AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN, AS AMENDED BY THE 2015 PLAN INCREASE	A-1
APPENDIX B — AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION	B-1

ASTRIA THERAPEUTICS, INC.
75 State Street, Suite 1400
Boston, MA 02109
617-349-1971
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 2, 2023
This proxy statement contains information about the 2023 Annual Meeting of Stockholders of Astria Therapeutics, Inc. (the “Annual Meeting”), which is scheduled to be held at Astria Therapeutics, Inc.’s offices at 75 State Street, Suite 1400, Boston, Massachusetts 02109 on June 2, 2023, at 9:00 a.m. Eastern Time. The Board of Directors of Astria Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Astria,” “Company,” “our,” “we” or “us” refers to Astria Therapeutics, Inc.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Annual Meeting. You may revoke your proxy at any time before it is exercised during the Annual Meeting by giving our corporate secretary written notice to that effect.
Our Annual Report to Stockholders for the fiscal year ended December 31, 2022, and this proxy statement and proxy card are first being made available to stockholders on or about April 20, 2023.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 2, 2023:
This proxy statement and our 2022 Annual Report to Stockholders are available for viewing, printing and downloading at https://web.viewproxy.com/atxs/2023.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (“SEC”) on March 22, 2023 (the “2022 Annual Report on Form 10-K”), except for exhibits, will be furnished without charge to any stockholder upon written request to Astria Therapeutics, Inc., Attention: Corporate Secretary, 75 State Street, Suite 1400, Boston, MA 02109. This proxy statement and our 2022 Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov and our website at www.astriatx.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.
The election of three Class II Directors to our Board of Directors, to serve for a three-year term until the 2026 annual meeting of stockholders;

2.
The amendment of our Amended and Restated 2015 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 4,300,000 shares (the “2015 Plan Increase”);

3.
The amendment of our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the “Certificate of Incorporation Amendment”);

4.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

5.
The approval, by non-binding advisory vote, of our executive compensation; and

6.
The transaction of any other business properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first five matters noted above.
Board of Directors Recommendation
Our Board of Directors unanimously recommends that you vote:
FOR the election of the three nominees to serve as Class II Directors on our Board of Directors for a three- year term until the 2026 annual meeting of stockholders;
FOR the 2015 Plan Increase:
FOR the Certificate of Incorporation Amendment;
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
FOR the approval, on an advisory basis, of our executive compensation.
Notice of Internet Availability of Proxy Materials
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.
All stockholders will have the ability to access the proxy materials on the website referenced in the Notice and to request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet or through email to help reduce the environmental impact of our annual meetings. This proxy statement and our 2022 Annual Report on Form 10-K are also available for viewing, printing and downloading on the Internet at https://web.viewproxy.com/atxs/2023.
Who Can Vote at the Annual Meeting
Only stockholders of record of common stock at the close of business on the record date of April 5, 2023, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the record date, there were 28,016,906 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. On the record date, we also had 31,108 shares of Series X Preferred Stock (which were convertible into 5,184,591 shares of common stock) issued and outstanding. The Series X Preferred Stock is not entitled to vote on the matters being considered at the Annual Meeting.
Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”
Stockholder of Record.   If you have shares of common stock registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been made available to you directly by us. You may vote these shares by proxy prior to the Annual Meeting by following the instructions contained on the Notice or proxy card.
Beneficial Owner of Shares Held in Street Name.   If you hold shares of common stock in a brokerage account or through a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” For these shares, your set of proxy materials has been made available to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares of common stock held in your account by following the instructions contained on the Notice or the voting instruction card provided to you by that organization.
How to Attend the Annual Meeting
The Annual Meeting is open to all of our stockholders and will be held in person. To attend the Annual Meeting, you will need to register upon arrival. We also may check for your name on our stockholders’ list and ask you to produce valid identification. If your shares are held in “street name” by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own shares of our common stock, it is possible that you will not be admitted to the Annual Meeting.
In light of public health concerns regarding COVID-19, attendees of the Annual Meeting will be required to comply with any then-applicable governmental requirements or recommendations or facility requirements. We currently require attendees to provide proof of vaccination and one booster to be admitted to the Annual Meeting. We reserve the right to deny admission to the Annual Meeting for persons exhibiting symptoms or behavior that could place our stockholders, employees or facilities at risk. We may impose additional procedures or limitations on Annual Meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We will issue a press release and make a public filing with the SEC announcing any changes to the Annual Meeting, and we will also announce any changes at https://ir.astriatx.com. We encourage you to check this website prior to the Annual Meeting if you are considering attending.
We strongly urge stockholders to submit a proxy to vote your shares in advance of the Annual Meeting by submitting a proxy card, or by voting on the Internet or over the telephone.
Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum, avoid added solicitation costs and protect the health and safety of our employees, advisors and other stockholders. Information on how to submit a proxy to vote your shares in advance of the Annual Meeting is discussed below.
How to Vote
Stockholder of Record.   If you are a stockholder of record of common stock, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so via the Internet, by telephone or by mail. Each of these methods is explained below.
•
By Internet.   You may transmit your proxy voting instructions via the Internet by following the instructions provided on the Notice or the proxy card. You will need to have the control number that is on the Notice or the proxy card when voting. If you choose to vote via the Internet, you do not have to return the proxy card.
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By Telephone.   If you request printed copies of the proxy materials by mail and you live in the United States or Canada, you may vote by proxy by calling the toll-free number found on the proxy card. You must have the control number that is on the Notice or the proxy card when voting. If you choose to vote by telephone, you do not have to return the proxy card.

•
By Mail.   If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the envelope provided.

•
In Person at the Annual Meeting.   You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that, if you should become unable to attend the Annual Meeting, your shares will be voted as directed by you.

Internet and telephone voting for stockholders of record that hold common stock will be available up until 11:59 p.m. Eastern Time on June 1, 2023, and mailed proxy cards must be received by June 1, 2023, in order to be counted at the Annual Meeting. If the Annual Meeting is continued, adjourned or postponed, these deadlines may be extended.
Beneficial Owner of Shares Held in Street Name.   If your shares are held in street name (held for your account by a broker, bank, trust or other nominee or custodian), you can vote your shares as follows:
•
By Internet or Telephone.   You will receive instructions or a voting instruction form from the organization that holds your shares if you are permitted to vote by Internet or telephone.

•
By Mail.   You will receive instructions from the organization that holds your shares explaining how to vote your shares by mail.

•
In Person at the Annual Meeting.   If you attend the Annual Meeting, you may vote in person. To do so, you will need to show a picture identification as well as an account statement or a letter from the record holder indicating that you owned the shares as of the record date and obtain from the organization that holds your shares legal proxy or broker’s proxy card and bring it with you to the Annual Meeting.

The voting deadlines and availability of Internet and telephone voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the instructions that you receive from that organization.
If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the Annual Meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares but has not received voting instructions from you and does not indicate a vote for a particular proposal because the broker or other nominee does not have the authority to vote on that proposal. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
Ballot Measures Considered “Discretionary” and “Non-Discretionary”
The election of directors (Proposal No. 1) is considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1.

The 2015 Plan Increase (Proposal No. 2) is considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 2.
The Certificate of Incorporation Amendment (Proposal No. 3) is considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 3.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 4) is considered discretionary under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected to exist in connection with Proposal No. 4.
The advisory vote on executive compensation (Proposal No. 5) is considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 5.
Votes Required for Each Proposal
Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting (Proposal No. 1). This means that the three nominees receiving the most votes “for” will be elected. Shares represented by proxies that withhold authority to vote for a nominee for election as a director will not be counted as votes “for” a director. Votes that are withheld and broker non-votes, if any, will be counted for purposes of establishing a quorum and, if a quorum is present, we expect that votes that are withheld and broker non-votes will have no effect on the outcome of this proposal.
The approval of the 2015 Plan Increase requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2). Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum and, if a quorum is present, we expect that abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation Amendment requires the affirmative vote of a majority of the outstanding shares of our common stock (Proposal No. 3). Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum and, if a quorum is present, we expect that abstentions and broker non-votes will have the same practical effect as a vote against this proposal.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 4). Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum and, if a quorum is present, we expect that abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
The approval, by non-binding advisory vote, of our executive compensation requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 5). Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum and, if a quorum is present, we expect that abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Method of Counting Votes
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy via the Internet or by telephone or mail will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote
If you are a stockholder of record that holds common stock, you may revoke your proxy before the vote is taken at the Annual Meeting:
•
by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the Internet or telephone voting procedures described in the “How to Vote” section above;

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by voting in person at the Annual Meeting; or

•
by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting the organization that holds your shares. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy or broker’s proxy card from the organization that holds your shares as described in the “How to Vote” section above.
Your attendance at the Annual Meeting will not automatically revoke your proxy.
Costs of Proxy Solicitation
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $29,800 in total.
Voting Results
We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to any of the proposals being voted on at the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF CLASS II DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year, for a three-year term. The authorized size of our Board of Directors is currently eight. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on our Board of Directors by appointment. The members of the classes are as follows:
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the Class I Directors are Jill C. Milne, Fred Callori and Michael Kishbauch, and their term will expire at the annual meeting of stockholders to be held in 2025;

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the Class II Directors are Kenneth Bate, Joanne Beck and Hugh Cole, and their term will expire at the Annual Meeting; and

•
the Class III Directors are Gregg Lapointe and Jonathan Violin, and their term will expire at the annual meeting of the stockholders to be held in 2024.

Our bylaws require that each of the classes of our Board of Directors consist, as nearly as may be possible, of one-third of the total number of directors constituting our entire Board of Directors. Our Board of Directors, on the recommendation of our nominating and corporate governance committee, has nominated Kenneth Bate, Joanne Beck and Hugh Cole for re-election as Class II Directors at the Annual Meeting. Each Class II Director that is elected at the Annual Meeting will be elected to serve for a three-year term that will expire at our annual meeting of stockholders to be held in 2026.
If no contrary indication is made, proxies will be voted for Kenneth Bate, Joanne Beck and Hugh Cole or, in the event that any of these nominees is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any substitute nominee who is designated by our Board of Directors.
Information Regarding Directors
The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:
Nominees for Election to our Board of Directors
For a Three-Year Term Expiring at the
2026 Annual Meeting of Stockholders (Class II)
Name	Age	Present Position with Astria Therapeutics, Inc.
Kenneth Bate	72	Director, Chair of the Board of Directors
Joanne Beck, Ph.D.	62	Director
Hugh Cole	58	Director
Kenneth Bate has served as a member of our Board of Directors since January 2014, as Co-Chair from February 2016 to February 2019, and as Chair since February 2019. Mr. Bate has served as an independent consultant in the biotechnology field since 2012. Prior to that Mr. Bate served as President and Chief Executive Officer of Archemix Corp., a biotechnology company, and NitroMed, Inc., a pharmaceutical company, head of commercial operations and Chief Financial Officer of Millennium Pharmaceuticals, a pharmaceutical company, and as the Chief Financial Officer and then as head of commercial operations at Biogen Inc., a biotechnology company. Mr. Bate co-founded JSB-Partners LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. Mr. Bate is also a director of Madrigal Pharmaceuticals, Inc., a biopharmaceutical company. During the last five years, Mr. Bate served as a member of the board of directors of the following biopharmaceutical companies: AVEO Pharmaceuticals, Inc., Genocea Biosciences, Inc., Epizyme, Inc., Biomarin Pharmaceutical, Inc. and Vanda Pharmaceuticals Inc. He holds an M.B.A. from The Wharton School of the University of Pennsylvania and a B.A. in chemistry from Williams College. We believe that Mr. Bate is qualified to serve on our Board of Directors because of his operating, finance, commercial, transactional and senior management experience in the industry, as well as his experience serving on the boards of directors of other public companies in the life sciences industry.

Joanne Beck, Ph.D., has served as a member of our Board of Directors since February 2019. Dr. Beck is currently the Chief Technology Officer at Aerium Therapeutics, Inc., a biopharmaceutical company, and has served in that role since November 2022. From December 2019 to November 2022, Dr. Beck served as the Chief Operating Officer at Boston Pharmaceuticals, a biopharmaceutical company. Dr. Beck also served as co-CEO (ad interim) of Boston Pharmaceuticals from January 2022 to May 2022. From April 2016 to December 2019, Dr. Beck served as the Executive Vice President of Global Pharmaceutical Development and Operations at Celgene Corporation, a biopharmaceutical company. From 2012 to March 2016, Dr. Beck was Senior Vice President of Pharmaceutical Development at Shire Plc, a biopharmaceutical company. Prior to Shire, she held positions of increasing responsibility in Global Pharmaceutical Operations at Abbott Laboratories, a pharmaceuticals and healthcare products company, and was the site head of Abbott Vascular Instruments GmbH. Prior to Abbott, Dr. Beck held positions in Process Development at Genentech, Inc., a biotechnology company, and Amgen Inc., a biotechnology company. Dr. Beck currently serves as a member of the board of directors of Orchard Therapeutics, a biopharmaceutical company. Dr. Beck holds a Ph.D. in biochemistry and molecular biology from Oregon Health and Science University and completed a postdoctoral fellowship in the department of Pharmaceutical Chemistry at the University of California, San Francisco, and holds a B.A. in chemistry from Lewis and Clark College. We believe that Dr. Beck is qualified to serve on our Board of Directors because of her significant experience in the areas of process development, manufacturing and supply chain of biopharmaceuticals and her experience as an executive officer and board member in the pharmaceutical industry.
Hugh Cole has served as a member of our Board of Directors since July 2019. From August 2017 to March 2023, Mr. Cole served as the Chief Operating Officer at Jounce Therapeutics, Inc., a biotechnology company. From 2014 to July 2017, Mr. Cole was the Chief Business Officer at ARIAD Pharmaceuticals, Inc., a pharmaceutical company. Prior to ARIAD Pharmaceuticals, he held positions of increasing responsibility at Shire Pharmaceuticals, most recently Senior Vice President, Strategic Planning and Program Management from 2012 to 2014, Global Franchise Leader from 2009 to 2012, and head of Business Development for Shire’s rare disease business from 2007 to 2009. Prior to Shire, Mr. Cole held various positions in Business Development at Oscient Pharmaceuticals Corporation and Millennium Pharmaceuticals. Mr. Cole holds an A.B. in Chemistry from Harvard University and an M.B.A. in Health Care Management and Finance from The Wharton School of the University of Pennsylvania. We believe that Mr. Cole is qualified to serve on our Board of Directors because of his significant experience in the areas of business development and strategic planning and his experience as an executive officer in the pharmaceutical industry.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF KENNETH BATE, JOANNE BECK AND HUGH COLE.
Members of our Board of Directors Continuing in Office
Term Expiring at the 2024 Annual Meeting of Stockholders (Class III)
Name	Age	Present Position with Astria Therapeutics, Inc.
Gregg Lapointe	64	Director
Jonathan Violin, Ph.D.	47	Director
Gregg Lapointe has served as a member of our Board of Directors since January 2019. Since 2012, Mr. Lapointe has served as Co-Founder and Chief Executive Officer of Cerium Pharmaceuticals, Inc., a biopharmaceutical company. He previously held varying roles at Sigma-Tau Pharmaceuticals, Inc., a biopharmaceutical company, from 2001 through 2012, including Chief Operating Officer from 2003 to 2008 and Chief Executive Officer from 2008 to 2012. From 1996 to 2001, Mr. Lapointe served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.), a specialties textile manufacturer. Mr. Lapointe began his career at Price Waterhouse. He currently serves on the Board of Directors of two biopharmaceutical companies: Soligenix, Inc. and Rigel Pharmaceuticals, Inc. During the last five years, Mr. Lapointe served as a member of the Board of Directors of biotechnology companies: Plus Therapeutics, Inc. (formerly known as Cytori Therapeutics, Inc.), SciClone Pharmaceuticals, Inc., Raptor Pharmaceuticals, Inc. and ImmunoCellular Therapeutics, Inc. He holds an M.B.A. from Duke University, is a Certified Public Accountant, and holds a Bachelor of Commerce from Concordia University.

We believe that Mr. Lapointe is qualified to serve on our Board of Directors because of his significant experience in the areas of finance, management and specialty drug commercialization and his experience as an executive officer and board member in the pharmaceutical industry.
Jonathan Violin, Ph.D., has served as a member of our Board of Directors since January 2021. Dr. Violin was a co-founder of Quellis Biosciences, Inc. (“Quellis”), which we acquired in January 2021 (the “Quellis Acquisition”), and was its Treasurer and Secretary from December 2018 until the Quellis Acquisition, and served as President of Quellis from December 2018 to December 2020. Dr. Violin also served as a consultant for Quellis from December 2017 through April 2021. Dr. Violin served as President and Chief Executive Officer of Viridian Therapeutics, Inc. (formerly Miragen Therapeutics, Inc.), a biotechnology company (“Viridian”), from January 2021 to February 2023, and he previously served as President and Chief Operating Officer of Viridian from October 2020 until January 2021. Dr. Violin currently serves as a consultant to life science companies, including Viridian. Dr. Violin also co-founded Dianthus Therapeutics, Inc., a biotechnology company, in May 2019 and co-founded and helped lead Trevena Inc., a biotechnology company, in various roles from 2008 until November 2018, most recently as SVP, Scientific Affairs and Investor Relations Officer. Dr. Violin holds a Ph.D. from the Department of Pharmacology at the University of California, San Diego, a M.B.A. with a concentration in Health Sector Management from the Fuqua School of Business and a Bachelor of Sciences in Chemical Pharmacology from Duke University. We believe that Dr. Violin is qualified to serve on our Board of Directors because of his deep clinical and scientific experience, especially in the areas of discovering and developing novel therapeutics, and experience as an executive officer in the pharmaceutical industry.
Term Expiring at the 2025 Annual Meeting of Stockholders (Class I)
Name	Age	Present Position with Astria Therapeutics, Inc.
Jill C. Milne, Ph.D.	55	President, Chief Executive Officer and Director
Fred Callori	55	Director
Michael Kishbauch	74	Director
Jill C. Milne, Ph.D., is a co-founder of our Company and has served as a member of our Board of Directors and as our President and Chief Executive Officer since June 2008. Prior to co-founding our Company, Dr. Milne worked as head of discovery biology at Sirtris Pharmaceuticals, a biotechnology company, from 2004 to 2008, when it was acquired by GlaxoSmithKline. From 1998 to 2004, Dr. Milne worked at Pfizer Global Research and Development, where she served as the worldwide head of the Drug Pfinder Program and head of the Enzyme Target Group at the Pfizer Discovery Technology Center in Cambridge, Massachusetts. Prior to joining Pfizer, she was an American Cancer Society postdoctoral fellow in the department of biological chemistry and molecular pharmacology at Harvard Medical School from 1995 to 1998. Dr. Milne holds a Ph.D. from Harvard University and a B.A. in biological chemistry from Wellesley College. We believe that Dr. Milne is qualified to serve on our Board of Directors because of her extensive leadership experience in the life sciences industry and her extensive knowledge of our Company based on her role as co-founder and Chief Executive Officer.
Fred Callori has served as a member of our Board of Directors since January 2021. Mr. Callori serves as Executive Vice President at Xontogeny, LLC, a life sciences accelerator, a position he has held since January 2023. Prior to that, Mr. Callori served as Senior Vice President, Corporate Development of Xontogeny, LLC from September 2017 to December 2022. Mr. Callori has also served as a partner in the Perceptive Xontogeny Venture Funds since December 2019. From 1998 to August 2017, Mr. Callori served as a partner in the Life Science and Emerging Companies practices of Choate, Hall & Stewart LLP. Mr. Callori also serves on the Board of Directors of Landos Therapeutics, a biotechnology company. Mr. Callori holds a J.D. from Boston University School of Law and a B.A. in Economics from Binghamton University. We believe Mr. Callori is qualified to serve on our Board of Directors because of his experience in the life sciences industry and his corporate governance experience.
Michael Kishbauch has served as a member of our Board of Directors since April 2016. Mr. Kishbauch previously served as President and Chief Executive Officer of Achillion Pharmaceuticals, Inc., a biopharmaceutical company, from July 2004 until his retirement in September 2013. Prior to that, he founded and, from 1996 to 2004, served as President and Chief Executive Officer of OraPharma, a

commercial-stage pharmaceutical company focused on oral health care that was acquired by Johnson & Johnson in 2003. Mr. Kishbauch has also held senior management positions with MedImmune, Inc., a biotechnology company. Mr. Kishbauch formerly served as a director of Achillion Pharmaceuticals, Inc. from July 2004 through January 2020, and Progenics Pharmaceuticals, Inc., a biopharmaceutical company, from 2013 through 2019. Mr. Kishbauch holds an M.B.A. from The Wharton School of the University of Pennsylvania and a B.A. in biology from Wesleyan University. We believe that Mr. Kishbauch is qualified to serve on our Board of Directors because of his extensive experience as an entrepreneur and manager and as a public company senior executive in the biopharmaceutical industry.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that Astria is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines. We have posted copies of our code of business conduct and ethics and corporate governance guidelines on the “Corporate Governance” page of the “Investors” section of our website, www.astriatx.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Astria Therapeutics, Inc., 75 State Street, Suite 1400, Boston, MA 02109, Attention: Investor Relations. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards.
Director Independence
Nasdaq listing standards require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that compensation committee members also satisfy heightened independence requirements contained in the Nasdaq listing standards and Rule 10C-1 under the Exchange Act.
Under Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered independent for purposes of Exchange Act Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
When determining the independence of the members of our compensation committee under the heightened independence requirements contained in the Nasdaq listing standards and Exchange Act Rule 10C-1, our Board of Directors is required to consider all factors specifically relevant to determining whether a director has a relationship with us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of that director, including any consulting, advisory or other compensatory fee paid by us to that director; and (2) whether that director is affiliated with our Company, a subsidiary of our Company or an affiliate of a subsidiary of our Company.
Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, other than Dr. Milne, is an “independent director” as defined in the Nasdaq listing standards. Our Board of Directors also has determined that Mr. Lapointe, Mr. Bate and Mr. Cole, who comprise our audit committee, and Mr. Kishbauch, Dr. Beck and Mr. Callori, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and in the Nasdaq listing standards, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure
Our Board of Directors has chosen to separate the role of our Chief Executive Officer and the role of Chair of the Board of Directors. Our Board of Directors is currently chaired by Mr. Bate, who possesses an in-depth knowledge of the issues, opportunities and challenges we face. We believe he is the person best positioned to ensure our Board of Directors’ time and attention is focused on the most critical matters. We currently separate the roles of Chair of the Board of Directors and Chief Executive Officer because we believe that this structure enhances the oversight by our Board of Directors of, and independence from, management, and enables our Board of Directors to carry out its responsibilities on behalf of our stockholders. This leadership structure also allows Dr. Milne, our Chief Executive Officer, to focus her time and energy on operating and managing the Company, while leveraging the experience and perspective of Mr. Bate.
Our Board’s Role in Risk Oversight
Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from its committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management and risk mitigation strategies with respect to, among other areas, areas of potential material risk, including operations, finance, legal, regulatory, strategic, compliance, information technology, data privacy, cybersecurity, environmental, social, governance and reputational risk.
Our audit committee reviews information regarding liquidity and operations and oversees our major risk exposures that relate to the responsibilities of our audit committee or are designated to our audit committee by our Board of Directors, including financial, operational, information technology, data privacy, cybersecurity, legal, regulatory and compliance risks, and the steps the Company takes to prevent, detect, monitor and actively manage such potential risks. Periodically, our audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by our audit committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee manages risks associated with the independence of our Board of Directors, corporate disclosure practices, potential conflicts of interest, and environmental, social and governance risks. Our science and technology committee has responsibility for risk management in areas affecting our research and development. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole.
Board of Directors Meetings
Our Board of Directors met seven times during 2022 and acted by written consent four times in 2022. During the year, each of our directors attended 75% or more of the total number of meetings of our Board of Directors and the committees on which he or she served.
Committees of our Board of Directors
We have four standing committees: our audit committee, our compensation committee, our nominating and corporate governance committee and our science and technology committee. Each of these committees has a written charter approved by our Board of Directors. A copy of each charter can be found on the “Corporate Governance” page of the “For Investors” section of our website at www.astriatx.com. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.
Audit Committee
The members of our audit committee are Mr. Bate, Mr. Cole and Mr. Lapointe. Mr. Lapointe is the chair of our audit committee and served in that capacity in 2022. Our Board of Directors has determined that each of Mr. Bate, Mr. Cole and Mr. Lapointe qualifies as an “audit committee financial expert” within the meaning of SEC regulations and the Nasdaq listing standards. In making this determination, our Board of Directors has considered the formal education and nature and scope of each such director’s previous experience, coupled with past and present service on various audit committees. Our audit committee assists our Board of Directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee met four times during 2022 and acted by written consent one time in 2022. Our audit committee’s responsibilities include:
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appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

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overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

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reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

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monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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overseeing our internal audit function, if any;

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discussing our risk management policies;

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overseeing our major risk exposures that relate to the responsibilities of the committee or are designated to the committee by our Board of Directors;

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establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

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meeting independently with our registered public accounting firm and management;

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reviewing and approving or ratifying any related person transactions; and

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preparing the audit committee report required by SEC rules.

We believe that the composition of our audit committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our Board of Directors has determined that Mr. Bate, Mr. Cole and Mr. Lapointe are independent as independence is defined in the Nasdaq listing standards and SEC rules and regulations.
Compensation Committee
The members of our compensation committee are Dr. Beck, Mr. Callori and Mr. Kishbauch. Mr. Kishbauch is the chair of our compensation committee and served in that capacity during 2022. Our compensation committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee met two times during 2022 and acted by written consent two times in 2022. Our compensation committee’s responsibilities include:
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reviewing, assessing, and making recommendations to our Board of Directors with regards to the Company’s organizational health, including areas and programs related to hiring, retention, promotion, diversity, equity and inclusion;

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reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;

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overseeing the evaluation of senior executives;

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reviewing and making recommendations to our Board of Directors relating to management succession planning;

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overseeing and administering our cash and equity incentive plans;

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reviewing and making recommendations to our Board of Directors with respect to director compensation; and

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preparing the compensation committee report required by SEC rules, if applicable.

We believe that the composition of our compensation committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our Board of Directors has determined that Dr. Beck, Mr. Callori and Mr. Kishbauch are independent as independence is defined in the Nasdaq listing standards and SEC rules and regulations.
Our compensation committee engaged Aon Rewards Solutions, a part of Aon plc (“Aon”), as its compensation consultant in connection with making compensation recommendations for our executive officers for 2022. Our compensation committee considered the relationship that Aon has with us, the members of our Board of Directors and our executive officers. Based on our compensation committee’s evaluation, our compensation committee has determined that no conflicts of interest exist between our Company and Aon.
Aon assisted our compensation committee in conducting a competitive compensation assessment for our executive officers and non-employee directors for the 2022 annual compensation and performance cycle. The review mainly focused on assessing whether the peer group criteria and companies that our compensation committee selected as our peer group in the first quarter of 2021, following the pivot in our profile and strategic focus after the Quellis Acquisition, which was selected to match our new profile, including our stage of development, therapeutic focus and market capitalization (“2021 Peer Group”), still matched our profile. In evaluating the total compensation of our executive officers, our compensation committee, with the assistance of Aon, determined that the 2021 Peer Group was an appropriate peer group for the 2022 annual compensation and performance cycle based on our market capitalization, number of employees and stage of clinical development. As a result, the peer group for our executive and non-employee director compensation benchmarking as approved by our compensation committee in December 2021 for the 2022 annual compensation and performance cycle was comprised of the following companies (“2022 Peer Group”):
Adicet Bio, Inc.	Eledon Pharmaceuticals, Inc.	LogicBio Therapeutics, Inc.
Akouos, Inc.	Foghorn Therapeutics Inc.	Mustang Bio, Inc.
Avidity Biosciences, Inc.	iBio, Inc.	Neoleukin Therapeutics, Inc.
AVROBIO, Inc.	Immunome, Inc.	NeuBase Therapeutics, Inc.
Celldex Therapeutics, Inc.	Inozyme Pharma, Inc.	Ocugen, Inc.
Cue Biopharma, Inc.	Larimar Therapeutics, Inc.	Viridian Therapeutics, Inc.
Aon then supplemented the 2022 Peer Group information with published survey data, which provided a broader market representation of companies and deeper position reporting for non-executives.
Our compensation committee approves the compensation objectives for our Company, approves the compensation of our executive officers (other than our Chief Executive Officer) and provides a recommendation to our Board of Directors on the compensation of our Chief Executive Officer and our non-employee directors, which is reviewed on a periodic basis. For executive compensation, our compensation committee reviews all executive compensation components, including base salary, bonus, benefits, equity incentives and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of compensation. For non-employee director compensation, our compensation committee reviews the two non-employee director compensation components, which are cash retainer payments for service on our Board of Directors and its committees and equity incentives. See “Executive Compensation — Narrative to Summary Compensation Table” and “— Director Compensation” below for more information regarding the roles of our Chief Executive Officer, compensation committee, Board of Directors and compensation consultant in determining or recommending the amount or form of executive compensation and non-employee director compensation.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Mr. Bate, Mr. Callori and Mr. Kishbauch. Mr. Bate is the chair of our nominating and corporate governance committee and served in that capacity in 2022. Our nominating and corporate governance committee met three times during 2022. Our nominating and corporate governance committee’s responsibilities include:

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identifying individuals qualified to become members of our Board of Directors with a particular focus on actively seeking out highly qualified women and individuals from minority groups to include in the pool of candidates from which nominees are chosen;

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recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of our Board of Directors;

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developing and recommending corporate governance principles to our Board of Directors;

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overseeing periodic evaluations of our Board of Directors; and

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overseeing environmental, social and governance matters applicable to the Company.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our Board of Directors has determined that Mr. Bate, Mr. Callori and Mr. Kishbauch are independent as independence is defined in the Nasdaq listing standards.
Science and Technology Committee
The members of our science and technology committee are Dr. Beck and Dr. Violin. Dr. Violin is the chair of our science and technology committee and served in that capacity in 2022. Our science and technology committee met five times during 2022. Our science and technology committee’s responsibilities include:
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reviewing, evaluating and advising our Board of Directors and management regarding the long-term strategic goals and objectives and the direction of our research and development programs;

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monitoring and evaluating trends in research and development, and recommending to our Board of Directors and management emerging technologies for building our technological strength;

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recommending approaches to acquiring and maintaining technology positions;

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regularly reviewing our research and development pipeline; and

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assisting our Board of Directors with its oversight responsibility for enterprise risk management in areas affecting our research and development.

Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website, www.astriatx.com, a current copy of the code and all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.
Anti-Hedging Policy
We have adopted an insider trading policy that, among other things, expressly prohibits all of our employees, including our named executive officers, our directors, certain consultants, contractors, and other persons associated with the Company and certain of such individuals’ family members and affiliated persons and entities, from engaging in short sales of our securities; purchases or sales of puts, calls or other derivative securities based on our securities, unless such purchase or sale is approved by the audit committee; using our securities as collateral in a margin account; and pledging our securities as collateral for a loan unless approved by the audit committee.
Diversity of our Board of Directors
We strive to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, age and experiences. Diversity is an important consideration in the director selection and nomination process and, in connection with that, our Board of Directors is committed to actively seeking out women and individuals from minority groups who meet the selection criteria to be nominated to our Board of Directors. Our nominating and corporate governance committee assesses diversity in connection with the annual nomination process as well as in new director searches.
Board of Directors Diversity Matrix (As of April 20, 2023)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
White	2	6
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending the persons to be nominated for election as directors.
Director Qualifications
In evaluating director nominees, our nominating and corporate governance committee will consider, among other things, the following factors:
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reputation for integrity, honesty and adherence to high ethical standards;

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demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our Company;

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commitment to understand our Company and its industry;

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interest and ability to understand the sometimes conflicting interests of the various constituencies of our Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and

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diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our Board of Directors.

Our nominating and corporate governance committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, our nominating and corporate governance committee believes that the background and qualifications of our Board of Directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Our nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on our Board of Directors.
Our nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of our Company and its stockholders. Our nominating and corporate governance committee further believes it is appropriate for at least one member of our Board of Directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board of Directors be independent as required under the Nasdaq listing standards. Our nominating and corporate governance committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board of Directors. The performance of our Board of Directors and our directors’ qualification criteria are reviewed periodically by our nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors
Our nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with our nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective or expertise.
If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to re-nominate a member for re-election, our nominating and corporate governance committee will work to identify a new nominee that meets the criteria above. Our nominating and corporate governance committee generally inquires of our Board of Directors and members of management for their recommendations. Our nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. Our nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of our nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, our nominating and corporate governance committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our nominating and corporate governance committee makes its recommendation to our Board of Directors. Our nominating and corporate governance committee has previously used, and may in the future use, a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
We have not received director candidate recommendations from our stockholders. However, any recommendations received from our stockholders will be evaluated by following substantially the same process, and applying the same criteria, used to evaluate potential nominees suggested by members of our Board of Directors, management or other parties.
Stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give our nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for our 2024 annual meeting of stockholders, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws and by applicable SEC rules and regulations. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Director Attendance at Annual Meetings
Under our corporate governance guidelines, members of our Board of Directors are responsible for attending our annual meetings, and we encourage all of our directors to attend. In 2022, all of our directors attended our annual meeting in person.
Communications with Our Board of Directors
Stockholders seeking to communicate with our Board of Directors should submit their written comments to Astria Therapeutics, Inc., 75 State Street, Suite 1400 Boston, MA 02109, Attention: Corporate Secretary. Our corporate secretary will forward such communications to each member of our Board of Directors; provided that, if, in the opinion of our corporate secretary, it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Director Compensation
The following table sets forth information regarding compensation earned by our non-employee directors during 2022. Dr. Milne, our President and Chief Executive Officer, is excluded from the table because she is an executive officer and we do not provide any compensation to Dr. Milne for her service as a director. Dr. Milne’s compensation as an executive officer is set forth below under “Executive Compensation.”
Name	Fees Earned ($)	Option Awards ($)(1)	Total ($)
Kenneth Bate	85,000	14,870	99,870
Joanne Beck	45,000	14,870	59,870
Fred Callori	43,750	14,870	58,620
Hugh Cole	42,500	14,870	57,370
Michael Kishbauch	48,750	14,870	63,620
Gregg Lapointe	55,000	14,870	69,870
Jonathan Violin	45,000	14,870	59,870

(1)
The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of awards granted during 2022 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to the consolidated financial statements included in our 2022 Annual Report on Form 10-K. As of December 31, 2022:

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Mr. Bate held stock options to purchase an aggregate of 28,296 shares of common stock, 8,853 shares of which were vested as of December 31, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; 8,333 of the shares are scheduled to vest on June 9, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024.

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Dr. Beck held stock options to purchase an aggregate of 28,749 shares of common stock, 9,306 shares of which were vested as of December 31, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; 8,333 of the shares are scheduled to vest on June 9, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024.

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Mr. Callori held stock options to purchase an aggregate of 24,999 shares of common stock, 5,556 shares of which were vested as of December 31, 2022; 833 of the shares vested on January 28, 2023; 4,722 of the shares are scheduled to vest on June 2, 2023; 8,333 of the shares are scheduled to vest on June 9, 2023; 833 of the shares are scheduled to vest on January 28, 2024; and 4,722 of the shares are scheduled to vest on June 2, 2024.

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Mr. Cole held stock options to purchase an aggregate of 28,749 shares of common stock, 9,306 shares of which were vested as of December 31, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; 8,333 of the shares are scheduled to vest on June 9, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024.

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Mr. Kishbauch held stock options to purchase an aggregate of 28,056 shares of common stock, 8,613 shares of which were vested as of December 31, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; 8,333 of the shares are scheduled to vest on June 9, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024.

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Mr. Lapointe held stock options to purchase an aggregate of 28,748 shares of common stock, 9,305 shares of which were vested as of December 31, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; 8,333 of the shares are scheduled to vest on June 9, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024.

•
Dr. Violin held stock options to purchase an aggregate of 24,999 shares of common stock, 5,556 shares of which were vested as of December 31, 2022; 833 of the shares vested on January 28, 2023; 4,722 of the shares are scheduled to vest on June 2, 2023; 8,333 of the shares are scheduled to vest on June 9, 2023; 833 of the shares are scheduled to vest on January 28, 2024; and 4,722 of the shares are scheduled to vest on June 2, 2024.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on our Board of Directors and for service on each committee on which the director is a member. The Chair of the Board of Directors and the chair of each committee receive an additional retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. In 2022, the fees paid to non-employee directors for service on our Board of Directors and for service on each committee of our Board of Directors on which the director is a member were as follows:
	Member Annual Fee	Chair Annual Fee
Board of Directors	$35,000	$70,000
Audit Committee	$7,500	$25,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$3,750	$7,500
Science and Technology Committee	$5,000	$10,000
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings.
In addition, we make periodic equity grants to our non-employee directors. Under our director compensation program as in effect in 2022, each new non-employee director elected to our Board of Directors was entitled to receive an option to purchase 16,666 shares of our common stock, with such option vesting in equal annual installments over a three-year period from the date of grant, subject to the director’s continued service as a director. We did not make any such grants in 2022. Further, on the date of the first Board of Directors meeting held after each annual meeting of stockholders, each non-employee director that had served on our Board of Directors for at least six months was entitled to receive an option to purchase 8,333 shares of our common stock, with such option vesting in full after a one-year period from the date of grant, subject to the director’s continued service.
Our compensation committee conducts a review and assessment of our director compensation program on a periodic basis to make sure it remains at market-based, competitive levels, meaning in line with director compensation for directors at our peer group companies based on data provided by Aon and consistent with our pay philosophy and methodology, which includes maintaining cash compensation levels for directors at the 50th percentile of our peer group companies and, as further described in “Proposal No. 2 — Approval of 2015 Plan Increase,” having option awards that are consistent with our peer group companies utilizing a formula based on a percentage of ownership of our company. In January 2023, our compensation committee, in consultation with Aon, conducted a review of our non-employee director compensation using the 2022 Peer Group and other compensation sources described in the “— Compensation Committee” section to ensure alignment with our director compensation philosophy and methodology. As a result, our compensation committee recommend that our Board of Directors approve, and our Board of Directors did so approve, amendments to our director compensation program, effective as of January 1, 2023, as follows:

—
To provide for cash retainer payments for service on our Board of Directors and its committees as follows:

	Member Annual Fee	Chair Annual Fee
Board of Directors	$40,000	$75,000
Audit Committee	$7,500	$25,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$8,000
Science and Technology Committee	$7,500	$15,000
All of the other terms of the cash retainer payments are the same as those applicable to the 2022 cash retainer payments, as set forth above; and
—
To increase the annual stock option grants to non-employee directors that have served on our Board of Directors for at least six months to 14,100 options and to increase the initial appointment stock option grants to non-employee directors to 28,200 options. Except for the stock option grant amounts, all of the other terms of the stock option grants are the same as those applicable to the 2022 director stock option program, as discussed above.

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of April 20, 2023:
Name	Age	Position(s)
Jill C. Milne, Ph.D.(1)	55	President and Chief Executive Officer, Director
Noah Clauser	50	Chief Financial Officer
Benjamin Harshbarger	54	Chief Legal Officer
Andrea Matthews(2)	41	Chief Business Officer
Andrew Komjathy	60	Chief Commercial Officer
Chris Morabito, M.D.	53	Chief Medical Officer

(1)
The biography of Dr. Milne can be found under “Members of our Board of Directors Continuing in Office” above.

(2)
Ms. Matthews was appointed as our Chief Business Officer effective as of April 17, 2023.

Noah Clauser has served as our Chief Financial Officer since September 2020. Previously, he served as our Vice President, Finance, leading our finance and operations functions since August 2017. Mr. Clauser served as our Senior Director, Finance and Controller, from January 2016 to July 2017, and as our Controller from April 2011 to December 2015. Prior to joining the Company, Mr. Clauser was at Impress Software, an enterprise software company, where he served as Accounting Manager from 2005 to 2009. Mr. Clauser is a licensed Certified Public Accountant in Massachusetts and holds an M.S. in Accounting and a B.S. in Management from the University of Massachusetts at Boston.
Benjamin Harshbarger has served as our Chief Legal Officer since June 2021 and served as our General Counsel from June 2020 to June 2021. Prior to joining the Company, Mr. Harshbarger served as Interim Chief Executive Officer and General Counsel at Novelion Therapeutics Inc., a biotech company (“Novelion”), from November 2018 to December 2019. Mr. Harshbarger was General Counsel of Aegerion Pharmaceuticals, Inc. (a biotech company and subsidiary of Novelion) (“Aegerion”), and subsequently Novelion, following their merger from August 2016 to November 2018, and Acting General Counsel of Aegerion, from September 2015 to July 2016. Aegerion filed for Chapter 11 bankruptcy (reorganization) in the state of New York as part of its sale to a third party, which closed in September 2019. After the sale, Aegerion emerged from the reorganization and was acquired by Amryt Pharma plc and Novelion became a non-operating holding company. Novelion went into voluntary receivership (with shareholder approval) in Vancouver, British Columbia in January 2020. Prior to these roles, Mr. Harshbarger served as the Vice President, EMEA Legal Counsel and the Vice President, Deputy General Counsel at Aegerion from 2012 to 2015, and before Aegerion, served in legal roles of increasing responsibility at Cubist Pharmaceuticals, Inc., a biopharmaceutical company, ViaCell Inc., a biotechnology company, and Biogen Inc., a biotechnology company. Mr. Harshbarger received his J.D. from Boston College Law School and his B.A. in Political Science from the University of Richmond.
Andrew Komjathy has served as our Chief Commercial Officer since September 2019. Previously, Mr. Komjathy was the Vice President, Commercial Sales at Alkermes, Inc., a pharmaceutical company, from May 2014 to November 2018. From 2012 to 2014, he was the Vice President, Sales for the U.S. Multiple Sclerosis Business Unit at Genzyme, a pharmaceutical company. From 2005 to 2012, Mr. Komjathy held three Vice President positions at Shire Human Genetic Therapies, a pharmaceutical company, initially as Vice President and General Manager, Commercial Operations in the North American and Asia-Pacific regions, followed by Vice President, Global Franchise Leader for Fabry/Gaucher in Switzerland, and ultimately as Vice President, Commercial Operations. From 1996 to 2005 Mr. Komjathy held positions of increasing responsibility at Biogen, Inc., a biotechnology company. Mr. Komjathy holds an M.B.A. from New York University Stern School of Business and a B.S. in Business Administration from Bucknell University.
Andrea Matthews has served as our Chief Business Officer since April 2023. Prior to that, Ms. Matthews served as our Senior Vice President, Corporate Affairs from October 2020 to April 2023, our Vice President, Corporate Affairs from August 2017 to September 2020, our Executive Director, Corporate Affairs from November 2015 to August 2017 and our Senior Director, Operations and Corporate Development, from July 2014 to October 2015. Prior to joining us, Ms. Matthews served as Vice President, Operations and

Alliance Management/Commercial Operations, and as Director, Alliance Management at Selventa (formerly Genstruct), a biomarker discovery company that collaborated with pharmaceutical and consumer product companies, and held a series of roles with increasing responsibilities at Genstruct. Ms. Matthews holds an MBA from the Massachusetts Institute of Technology Sloan School of Management and a B.A. in Biochemistry and Molecular Biology from Boston University.
Chris Morabito, M.D., has served as our Chief Medical Officer since July 2022. Previously, he was Chief Medical Officer at Fulcrum Therapeutics, Inc., a biopharmaceutical company, from May 2021 to July 2022. From July 2020 to May 2021, Dr. Morabito served as Chief Medical Officer at Cardurion Pharmaceuticals, Inc., a biotechnology company. From January 2016 until June 2020, Dr. Morabito held several roles at Takeda, a pharmaceutical company, including Senior Vice President and Head of Research and Development, Plasma Derived Therapies, Vice President and Head, R&D Integration, Vice President and Head, Portfolio Strategy Group, and Vice President and Global Program Leader, Specialty Cardiovascular Disease. Prior to Takeda, Dr. Morabito worked at Sanofi, a global healthcare company, as Senior Director and Global Project Head, Lixisenatide-Family from April 2015 to January 2016, Senior Director and Head of Programs, Sanofi research and Development (ID-TSU) from August 2014 to March 2015, and Senior Director, Global Project Head, Sanofi Research and Development (ID-TSU) from April 2014 to December 2014. He also worked at Merck & Co., a pharmaceutical company, from October 2010 to April 2014 as Director, Clinical Research, Cardiovascular Therapeutic Area. Dr Morabito trained at Stanford University and the University of California, San Francisco after receiving his M.D. from Penn State University College of Medicine. Dr. Morabito received a B.A. from Franklin & Marshall College.

EXECUTIVE COMPENSATION
This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (“NEOs”). Our NEOs for 2022 are Jill C. Milne, Andrew Nichols and Benjamin Harshbarger. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.
Summary Compensation Table
The following table sets forth information regarding compensation earned in 2022 and 2021 by our NEOs.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Jill C. Milne, Ph.D. President and Chief Executive Officer	2022	567,700	793,900	354,813	6,004	1,722,417
	2021	535,523	2,532,483	300,000	1,923	3,369,929
Andrew Nichols, Ph.D. Former Chief Scientific Officer(3)	2022	415,754	223,920	203,719	6,146	849,539
	2021	401,695	1,085,356	176,746	2,013	1,665,810
Benjamin Harshbarger Chief Legal Officer	2022	414,750	223,920	201,154	6,004	845,828
	2021	391,474(4)	994,857	154,880	1,923	1,543,134

(1)
The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K previously filed with the SEC.

(2)
The amounts reported in the “All Other Compensation” column reflect, for each NEO, the cost to us of life insurance premiums paid for the NEO and employer contributions made to each NEO’s 401(k) plan in 2022.

(3)
Dr. Nichols resigned his position as Chief Scientific Officer on April 7, 2023.

(4)
The amount reported for Mr. Harshbarger’s base salary in 2021 was the amount earned in that year and includes an increase to his salary from $386,900 to $395,000 in connection with his June 2021 promotion to Chief Legal Officer.

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives and our desire to motivate our executives to achieve short- and long-term results that are in the best interests of our stockholders. In setting executive base salaries and bonus targets, we generally target the 50th percentile of our peer group companies and, for equity incentive awards, which to date have only consisted of stock options, we generally target the 60th percentile of our peer group companies. We do not target a specific mix of compensation among base salary, bonus or equity incentives.
Our compensation committee engaged Aon to review our executive compensation peer group and program design and assess our executives’ 2022 compensation, including the compensation for our NEOs as described in the table above and this accompanying narrative, relative to the 2022 Peer Group. See “Corporate Governance — Committees of our Board of Directors — Compensation Committee” for more information about the engagement of Aon by our compensation committee.

Our Chief Executive Officer typically proposes base salary, cash bonuses for the prior year, target bonuses for the coming year and equity incentive compensation for members of our executive team (excluding herself) to our compensation committee. Our Chief Executive Officer’s proposals are based on our pay philosophy and methodology and in-line with executive compensation for similarly situated executives at our peer group companies based on data provided by Aon. Our compensation committee then typically reviews and discusses the proposals with our Chief Executive Officer for all executives other than our Chief Executive Officer, and approves the base salary, cash bonuses for the prior year (75% of which are based upon our level of achievement against corporate goals, which are approved by the non-employee members of our Board of Directors taking into account the recommendation of our compensation committee, and 25% of which are based on individual performance, taking into account their achievement of pre-determined individual performance goals), target bonuses for the coming year and equity incentive compensation for such executives. For our Chief Executive Officer, our compensation committee typically reviews and discusses a proposed base salary, cash bonus for the prior year (100% of which is based on the level of achievement against our corporate goals), target bonus for the coming year and equity incentive compensation based on our pay philosophy and methodology and in-line with chief executive officers at our peer group companies based on data provided by Aon, and presents, discusses and ultimately makes a recommendation to our Board of Directors with respect to each element of her compensation. Our Board of Directors is responsible for the approval of the compensation of our Chief Executive Officer. Our Chief Executive Officer is not present during voting or deliberations regarding her compensation by our compensation committee or our Board of Directors.
Base salary.   In 2022, we paid annual base salaries to Dr. Milne, Dr. Nichols and Mr. Harshbarger in the amounts of $567,700, $415,754, and $414,750, respectively. Dr. Milne’s, Dr. Nichols’s and Mr. Harshbarger’s 2022 annual base salaries reflect market-based merit increases of 6%, 3.5% and 5% over their respective 2021 base salaries, respectively. These base salaries were determined using a competitive assessment of similarly situated executives at our peer companies to make them competitive with the 50th percentile as well as to address customary annual base salary increases and to recognize their individual performance. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our NEOs. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.
Bonuses.   Our Board of Directors, for our Chief Executive Officer, and our compensation committee, for our other NEOs, establish annual bonus targets and, may, in their discretion, award bonuses to our NEOs from time to time. Annual bonus targets for our NEOs consist of a percentage of annual base salary, are based on target bonus percentages for similar executives at our peer companies and are typically established to make these percentages competitive with the 50th percentile of our peer companies. The approved target bonuses for 2022 were 50%, 40% and 40% for Dr. Milne, Dr. Nichols and Mr. Harshbarger, respectively. In addition, our Board of Directors approves pre-specified operational and strategic annual corporate goals that will be considered by our Board of Directors and compensation committee in determining the bonuses to be paid. In 2022, for the determination of our Chief Executive Officer’s annual bonus, our Board of Directors considered only our level of achievement against corporate goals, and for the determination of annual bonuses for our other NEOs, our compensation committee considered both achievement of corporate goals (75% of such NEOs bonuses are based on our level of achievement against corporate goals) and individual performance, taking into account their achievement of pre-determined individual performance goals (25% of such NEOs bonuses are based on their individual performance). Dr. Nichols and Mr. Harshbarger’s individual goals were approved by Dr. Milne in the first quarter of 2022. Dr. Nichols individual goals consisted of our 2022 corporate goals, with an emphasis on the achievement of goals within his operational purview, including those related to advancing our STAR-0215 program and developing our pipeline; and Mr. Harshbarger’s individual goals consisted primarily of goals related to the legal and compliance functions, regulatory affairs function, quality function, government affairs function and performance on leadership teams, along with development goals.
The process for determining bonus awards is typically initiated by a review by our Chief Executive Officer with our compensation committee of our achievement against corporate goals and, for our other NEOs, their individual performance. Our compensation committee then makes the final determination of the amount of the level of achievement against individual goals for Dr. Nichols and Mr. Harshbarger, which account for 25% of their annual bonuses, with the remaining 75% of their bonuses being dependent upon our level of achievement against corporate goals, which is determined by our Board of Directors, after taking into account the recommendation of our compensation committee. For Dr. Milne, our Chief Executive Officer, our compensation committee makes a recommendation to our Board of Directors regarding the amount of such bonus award (which is 100% based on our level of achievement against our corporate goals, as determined by our Board of Directors, after taking into account the recommendation of our compensation committee). Our 2022 corporate goals were focused on attaining both financial and strategic goals, including advancing our STAR-0215 program; developing our pipeline; developing and implementing our corporate and financial strategy; and goals related to our people.
Following review and determinations of the level of achievement against our 2022 corporate goals and taking into account the recommendation of our compensation committee, our Board of Directors determined that our corporate goals were achieved at 110% of target. Our Board of Directors, upon the recommendation of the compensation committee, exercised its discretion to increase our level of achievement against our 2022 corporate goals to 125% in light of our significant overachievements against such goals, including the timely execution of the Phase 1a trial for STAR-0215, a potential treatment for hereditary angioedema (“HAE”), and the positive preliminary results from the trial that we announced in December 2022, which supported our vision for STAR-0215 to be the first-choice preventative therapy for HAE, and the December 2022 offering of registered common stock following our release of preliminary results from the STAR-0215 Phase 1a trial, which enabled us to establish a strong financial foundation with, as of March 2023, anticipated cash runway through the first half of 2025 based on our then current operating plan. Our compensation committee determined that the individual performance goals of Dr. Nichols and Mr. Harshbarger were each achieved at 115% and 110% of target, respectively. As a result, Dr. Milne, Dr. Nichols and Mr. Harshbarger received an annual bonus for 2022 performance in the amounts of $354,813, $203,719 and $201,154, respectively.
Equity incentives.   We believe that equity grants, which we have to date made in the form of stock option grants, provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with time-based vesting promote executive retention because such vesting incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, we typically grant stock option awards to each executive officer and our other employees both at the start of employment and on an annual basis. We also typically grant stock options awards in connection with promotions and from time to time in connection with significant achievements. For grants in connection with initial employment, vesting begins on the initial date of employment and for other grants, vesting begins on the grant date. Time vested stock option grants to our executives and other employees typically vest 25% on the first anniversary of grant or, in the case of new hire grants, the initial employment date, if earlier, and 2.0833% per month thereafter, through the fourth anniversary of the vesting commencement date, and have a term of 10 years from the grant date. The exercise price of all options is equal to the fair market value of our common stock on the grant date. Equity awards are approved by our compensation committee for our NEOs other than our Chief Executive Officer, and by our Board of Directors, based on the recommendation of our compensation committee, for our Chief Executive Officer.
In February 2022 our Board of Directors, for Dr. Milne, and our compensation committee, for Dr. Nichols and Mr. Harshbarger, approved the grant of options to purchase 195,000, 55,000 and 55,000 shares of our common stock to Dr. Milne, Dr. Nichols and Mr. Harshbarger, respectively, as part of a review of their overall annual compensation. These stock option grants, which were granted on March 1, 2022, were determined using a competitive assessment of similarly situated executives at our peer companies to make them competitive with the 60th percentile.

Outstanding Equity Awards at 2022 Fiscal Year End Table
The following table sets forth information regarding outstanding stock options held by our NEOs as of December 31, 2022.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jill C. Milne, Ph.D.	476	—	$138.60	4/16/2023
	972	—	$408.60	3/18/2024
	155	—	$663.00	3/25/2025
	2,666	—	$843.00	7/16/2025
	1,716	—	$274.20	2/10/2026
	749	—	$258.60	9/7/2026
	3,332	—	$74.40	2/8/2027
	3,833	—	$76.80	2/7/2028
	3,833	—	$42.60	9/6/2028
	15,972	694(1)	$26.34	2/12/2029
	17,710	7,289(2)	$31.92	2/11/2030
	97,224	136,108 (3)	$17.22	3/31/2031
	—	195,000 (4)	$6.51	2/28/2032
Andrew Nichols, Ph.D.(7)	972	—	$408.60	3/18/2024
	45	—	$663.00	3/25/2025
	129	—	$663.00	4/29/2025
	432	—	$274.20	2/10/2026
	666	—	$258.60	9/7/2026
	216	—	$347.40	10/2/2026
	1,666	—	$74.40	2/8/2027
	1,666		$76.80	2/7/2028
	2,499	—	$42.60	9/6/2028
	6,390	276 (1)	$26.34	2/12/2029
	7,087	2,912 (2)	$31.92	2/11/2030
	41,674	58,326 (3)	$17.22	3/31/2031
	—	55,000 (4)	$6.51	2/28/2032
Benjamin Harshbarger	4,691	2,808 (5)	$37.02	6/10/2030
	27,776	38,890 (3)	$17.22	3/31/2031
	12,499	20,834(6)	$12.96	6/7/2031
	—	55,000 (4)	$6.51	2/28/2032

(1)
The unvested awards vested in full as of February 12, 2023.

(2)
The unvested awards are scheduled to vest in equal monthly installments through February 11, 2024.

(3)
The unvested awards are scheduled to vest in equal monthly installments through March 31, 2025.

(4)
25% of the unvested awards subsequently vested on February 17, 2023. The remaining unvested awards will vest in equal monthly installments through February 17, 2026.

(5)
The unvested awards are scheduled to vest in equal monthly installments through June 7, 2024.

(6)
The unvested awards are scheduled to vest in equal monthly installments through June 7, 2025.

(7)
Dr. Nichols’ employment with us terminated April 7, 2023 and any vested awards ceased to vest on April 7, 2023.

Employment Agreements, Severance and Change in Control Arrangements
Employment Agreements with NEOs
On April 7, 2010, we entered into an employment agreement with Dr. Milne. The employment agreement confirms Dr. Milne’s title, compensation arrangements and eligibility for benefits made available to employees generally. The employment agreement with Dr. Milne provides that she is eligible to receive an annual cash bonus, as determined by our Board of Directors in its sole discretion, based on a percentage of her base salary, which will be subject to adjustment from time to time by our Board of Directors in its sole discretion. Our Board of Directors approved for 2022 a target cash bonus (expressed as a percentage of base salary) of up to 50% for Dr. Milne based on its assessment of our performance against established annual goals.
Our Board of Directors approved for 2022 a target cash bonus of up to 40% of annual base salary for each of Dr. Nichols and Mr. Harshbarger, as determined in the sole discretion of our Board of Directors, based on its assessment of their respective individual performance and against established annual corporate goals.
Each of Dr. Milne and Mr. Harshbarger is an employee at will and is entitled to certain benefits upon termination pursuant to our Amended and Restated Severance Benefits Plan (the “Severance Plan”), which was adopted by our Board of Directors in April 2016 and amended and restated in October 2020 by our compensation committee, as further described below.
Severance Plan
The Severance Plan currently provides our current executive officers and specifically designated officers with the title of Senior Vice President and above (collectively, “Covered Employees”) with certain severance benefits upon a termination without cause (as defined in the Severance Plan) or a resignation for good reason (as defined in the Severance Plan), including in each case within one year following a change in control (as defined in the Severance Plan) (each, a “Covered Termination”). In addition, the Severance Plan provides that other specifically designated employees holding the title of vice president or above may be designated as Covered Employees. Pursuant to the Severance Plan, each Covered Employee who is subject to a Covered Termination is entitled to:
•
continuation of such Covered Employee’s monthly base salary (as defined in the Severance Plan) for a period ranging from 6 months to 18 months (the “Severance Period”) following such termination depending on the title/role of the Covered Employee and the type of Covered Termination;

•
payment by Astria of a portion of the cost of COBRA continuation of benefits coverage for the Covered Employee and their applicable dependents for no longer than the Covered Employee’s applicable Severance Period or until the Covered Employee commences new employment and is eligible for new plan coverage, if sooner, subject to certain conditions set forth in the Severance Plan;

•
any unpaid annual bonus in respect of any completed bonus period which has ended prior to the date of the Covered Employee’s Covered Termination and which our Board of Directors deems granted to the Covered Employee in its discretion pursuant to Astria’s contingent compensation program;

•
in the case of our Chief Executive Officer, a bonus amount equal to one-half of the average annual bonus paid to our Chief Executive Officer over the three calendar years preceding the calendar year in which the Covered Termination occurs, which bonus will be prorated to reflect the number of days served in the calendar year in which such Covered Termination occurs; and

•
in the case of a change in control termination, full vesting of any unvested equity awards.

Receipt of any severance benefits under the Severance Plan requires that the Covered Employee: (a) comply with the provisions of any applicable noncompetition, non-solicitation and other obligations to us and (b) execute and deliver a suitable waiver and release under which the Covered Employee releases and discharges us and our affiliates from and on account of any and all claims that relate to or arise out of the employment relationship between us and the Covered Employee, which release will become binding within 60 days following the Covered Employee’s termination of employment. If a Covered Employee dies following a Covered Termination but before such Covered Employee has received all of the severance benefits to which such Covered Employee is entitled under the Severance Plan, the remaining payments will be made to the Covered Employee’s designated beneficiary or estate.
The Severance Plan provides that Covered Employees will not be eligible for severance benefits, except to the extent specifically determined otherwise by the Severance Plan’s administrator:
•
an employee who is terminated for cause (as defined in the Severance Plan);

•
an employee who retires, terminates employment as a result of an inability to perform his or her duties due to physical or mental disability or dies;

•
an employee who voluntarily terminates his or her employment, except in the case of a Covered Termination for good reason (as defined in the Severance Plan);

•
an employee who is employed for a specific period of time in accordance with the terms of a written employment agreement; and

•
an employee who promptly becomes employed by another member of the controlled group of entities of which Astria (or its successor in the change in control (as defined in the Severance Plan)) is a member as defined in Sections 414(b) and (c) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Severance Plan provides for recoupment of severance benefits under specified circumstances if the Covered Employee fails to comply with the terms of the Severance Plan.
The Severance Plan supersedes (i) existing severance plans and separation policies applying to Covered Employees with respect to any termination that would constitute a Covered Termination and (ii) the provisions of any agreements between any Covered Employee and us that provide for severance benefits.
The following table summarizes the schedule of severance payments our NEOs would have received under the Severance Plan, assuming a qualifying termination occurred on December 31, 2022:
Name	Cash Severance ($)(1)	Bonus ($)(2)	COBRA Continuation ($)(3)	Value of Accelerated Vesting of Equity Awards ($)(4)	Total ($)
Jill C. Milne, Ph.D.
Termination without cause or upon resignation with good reason	567,700	141,631	1,241	—	710,572
Termination upon a change in control	851,550	141,631	1,861	1,634,100	2,629,142
Andrew Nichols, Ph.D.
Termination without cause or upon resignation with good reason	415,754	—	17,431	—	433.185
Termination upon a change in control	415,754	—	17,431	460,900	894,085
Benjamin Harshbarger
Termination without cause or upon resignation with good reason	414,750	—	24,313	—	439,063
Termination upon a change in control	414,750	—	24,313	501,110	940,173

(1)
These amounts represent, in the case of Dr. Milne, 12 months’ base salary or 18 months’ in the event of change of control, and in the case of Dr. Nichols and Mr. Harshbarger, 12 months’ of the executive’s base salary, each at the rate in effect immediately prior to the executive’s termination of employment.
(2)
These amounts represent 50% of the average performance bonus received for the three most recently completed years.

(3)
These amounts represent company-paid health coverage for 12 months.

(4)
The values of accelerated vesting of equity awards included in the table above are based on the intrinsic values of such unvested awards on December 30, 2022, the last trading day of the year (i.e., the difference between the closing price of the Company’s common stock on the Nasdaq Global Market on that date and the exercise price multiplied by the number of shares for which vesting would have been accelerated).

We have also entered into employee confidentiality, non-competition and proprietary information agreements with each of our NEOs. Under the employee confidentiality, non-competition and proprietary information agreements, each NEO has agreed (1) not to compete with us during his or her employment and for a period of, for Drs. Milne and Nichols, 18 months after the termination of his or her employment and, for Mr. Harshbarger, 12 months after the termination of his employment (the non-compete does not apply if Mr. Harshbarger is terminated without cause or is laid off), (2) not to solicit our employees during his or her employment and for a period of, for Drs. Milne and Nichols, 18 months after the termination of his or her employment and, for Mr. Harshbarger, 12 months after the termination of his employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.
401(k) Retirement Plan
We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $20,500 in 2022, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,500 in 2022. Starting in 2022, our 401(k) plan provides for employer matching contributions equal to 100% of employee, including our NEOs, deferral contributions up to $4,000, and each of our NEOs received a matching contribution of $4,000 in 2022.
Tax and Accounting Considerations
We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. Our Board of Directors reviews the potential effect of Section 162(m) periodically and reserves the right to use its business judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when our Board of Directors believes that compensation is appropriate and in the best interests of the Company and our stockholders, after taking into consideration changing business conditions and performance of our employees.
We account for equity compensation paid to our employees in accordance with FASB ASC Topic 718, which requires us to measure and recognize compensation expense in our financial statements for all stock-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.
Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (the “PEO”) and our other named executive officers (the “Other NEOs”) as presented in the Summary Compensation Table on page 23 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income/(Loss) ($)(5) (in thousands)
2022	1,722,417	4,613,529	847,684	1,842,803	116	(51,403)
2021	3,369,929	1,256,212	1,629,972	712,083	42	(194,912)

(1)
Our PEO for 2022 and 2021 was Jill Milne, our current Chief Executive Officer and President. Our Other NEOs for 2022 were Andrew Nichols, former Chief Scientific Officer, and Benjamin Harshbarger, Chief Legal Officer, and our Other NEOs for 2021 were Andrew Nichols and Noah Clauser, Chief Financial Officer.

(2)
The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

	2022		2021
Adjustments	PEO	Other NEOs*	PEO	Other NEOs*
SCT Amounts	$1,722,417	$847,684	$3,369,929	$1,629,972
Adjustments for stock and option awards:
(Subtraction): Aggregate value for option awards included in SCT Amounts for the covered fiscal year	$(793,900)	$(223,920)	$(2,532,483)	$(1,085,351)
Addition: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at the covered fiscal year end	$2,221,123	$754,612	$401,222	$171,952
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$1,161,660	$383,316	$(74,570)	$(32,040)
Addition: Vesting date fair value of awards granted and vesting during the covered fiscal year	$—	$—	$—	$—
Addition: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$302,229	$81,111	$92,114	$27,550
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	$—	$—	$—	$—
CAP Amounts (as calculated)	$4,613,529	$1,842,803	$1,256,212	$712,083

*
Amounts presented are averages for our Other NEOs in each respective year.

(3)
The material assumptions used to calculate fair values at December 31, 2022 and December 31, 2021 differed from those used to calculate the fair values at the time of grant as reflected in the SCT Amounts: (a) a weighted average exercise price was used; and (b) an average expected term of the remaining contractual life was used.

(4)
Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2020.

(5)
Reflects net losses in both years, as calculated in accordance with GAAP.

Description of Relationship Between CAP Amounts and cumulative Total Shareholder Return (“TSR”)
The following chart sets forth the relationship over the past two years of the CAP Amounts for our PEO and Other NEOs as compared to our cumulative TSR:

Description of Relationship Between CAP Amounts and Net Income (Loss)
The following chart sets forth the relationship over the past two years of the CAP Amounts for our PEO and Other NEOs as compared to our net income (loss):

Relationship Between CAP Amounts and Net Income (Loss)
CAP
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
-
(50,000)
(100,000)
(150,000)
(200,000)
(250,000)
Net Income (Loss) (in thousands)
FY2021
FY2022
PEO CAP
Non-PEO NEOs CAP
Net Income/(Loss)

Securities Authorized for Issuance under Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2022:
Plan category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,009,971(1)	$16.64	971,502(2)
Equity compensation plans not approved by security holders	243,472(3)	$5.44	79,000(4)
Total	2,253,443	$15.43	1,050,502

(1)
Consists of stock options outstanding as of December 31, 2022 under our Amended and Restated 2008 Equity Incentive Plan, as amended, and our Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”).

(2)
Consists of shares issuable under our 2015 Plan and our 2015 Employee Stock Purchase Plan, but does not reflect an automatic increase that was effective as of January 1, 2023 of 6,078 shares under the 2015 Employee Stock Purchase Plan. Our 2015 Employee Stock Purchase Plan provides for further annual increases, to be added as of the first day of each fiscal year, from January 1, 2022 until, and including, January 1, 2026, in an amount equal to the least of 6,078 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, and an amount determined by our Board of Directors.

(3)
Consists of stock options outstanding under as of December 31, 2022 under our 2022 Inducement Stock Incentive Plan and the Quellis Biosciences, Inc. 2019 Stock Incentive Plan (the “Quellis Plan”), which we assumed in January 2021 in connection with the Quellis Acquisition. Each option to purchase shares of Quellis’ common stock that was outstanding and unexercised immediately prior to the effective time of the Quellis Acquisition, whether or not vested, was converted into and became an option to purchase shares of our common stock. No further awards may be made under the Quellis Plan.

(4)
Consists of shares issuable under our 2022 Inducement Stock Incentive Plan, but does not reflect the addition of 400,000 shares to the plan, which was approved by our Board of Directors on January 31, 2023.

PROPOSAL NO. 2  —  APPROVAL OF THE 2015 PLAN INCREASE
On April 1, 2023, our Board of Directors unanimously approved, subject to stockholder approval, an amendment to our Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”) to increase the number of shares issuable thereunder by 4,300,000 (the “2015 Plan Increase”). We are asking our stockholders to approve this amendment.
Why We Are Requesting Stockholder Approval of the Amendment to the 2015 Plan
We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to our company by providing such persons with equity ownership opportunities and performance-based incentives. The life sciences industry in the Cambridge and Boston, Massachusetts market is highly competitive, and our results are largely attributable to the talents, expertise, efforts and dedication of our employees. Our compensation program, including the granting of equity compensation, is the primary means by which we attract and recruit new employees as well as retain our most experienced and skilled employees.
Equity compensation is also fundamental to our compensation philosophy and core objectives of paying for performance and aligning the interests of employees with those of stockholders. A significant portion of our employees’ compensation is provided in the form of equity. We believe that equity awards, and the potential they hold for appreciation through an increase in our stock price, support our pay-for-performance philosophy, provide further incentive to our employees to focus on creating long-term stockholder value and create an ownership culture that links employees’ interests with those of our stockholders and our long-term results, performance and financial condition.
As of April 17, 2023, we, (i) as discussed below, after taking into account the 2023 annual option grants made to our executive officers (other than Dr. Nichols) and a certain officer that is not an executive officer (collectively, the “Officers”) that are subject to (and will only be effective upon) stockholder approval of the 2015 Plan Increase, did not have any shares of common stock available for grant under the 2015 Plan, (ii) had 427,900 shares of common stock available for grant under our 2022 Inducement Stock Incentive Plan, (iii) had 2,478,443 shares of common stock subject to outstanding option awards, and (iv) 755,000 shares of common stock subject to options approved for Officers in February 2023. We have strived to use the 2015 Plan share pool effectively and to maintain an appropriate balance between stockholder interests and the ability to recruit and retain valuable employees. However, as noted above, we did not have sufficient shares remaining available under the 2015 Plan to make grants to our Officers during our 2022-2023 annual performance cycle or to meet our projected future needs. As a result, as discussed below, the 2023 annual option grants that we made to our Officers on February 1, 2023 are subject to stockholder approval of the 2015 Plan Increase (or an increase in shares for the 2015 Plan comparable to the 2015 Plan Increase at a special stockholders meeting on or before January 31, 2024). Further, if the 2015 Plan Increase is not approved, we would be unable to make market-competitive annual, retention, promotion or other equity grants to any of our employees during the remainder of 2023 or future years, nor would we be able to make any equity grants to our non-employee directors, unless and until our stockholders approve an increase in shares available under the 2015 Plan.
In determining the amount of the proposed 2015 Plan Increase, we primarily took into account the number of shares that we need to cover the February 2023 annual option grants that we have made to our Officers and expect to need for 2023, 2024 and 2025 annual and incentive, retention and promotion option grants to executive officers, employees and non-employee directors at market-based, competitive levels. Given our projected utilization, we expect that the shares requested pursuant to the 2015 Plan Increase will meet our needs for market-competitive annual and incentive, retention, promotion and other equity grants through 2025, but the actual duration of that share pool will depend on participation in the 2015 Plan, our stock price, market practice and other events.
Accordingly, it is the judgment of our Board of Directors that the 2015 Plan Increase is in the best interests of our company and its stockholders. We believe that the 2015 Plan Increase serves a critical role in attracting and retaining the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth.

Background
As of April 17, 2023, on a fully-diluted basis, we had 37,894,660 shares of common stock outstanding, which consisted of 28,016,906 shares of common stock outstanding, 3,510,263 shares of common stock issuable upon the exercise of outstanding options and warrants, options to purchase 755,000 shares of common stock approved for our Officers which are subject to stockholder approval of this proposal, as further described below (and referred to as the February 2023 Grants), 427,900 shares of common stock available under the 2022 Inducement Stock Incentive Plan, and 5,184,591 shares of common stock issuable upon conversion of 31,108 outstanding shares of Series X Preferred Stock. This amount does not include any shares of common stock available for grant under the 2015 Plan given that we had no shares remaining available for the grant of new awards under the plan as of April 17, 2023.
In December 2022, we completed an underwritten offering of 10,445,050 shares of common stock at a price of $11.01 per share, resulting in gross proceeds to us of approximately $115 million, before deducting underwriting discounts and commissions and other offering expenses (the “December 2022 Financing”). Immediately prior to the December 2022 Financing, on a fully-diluted basis, we had 27,128,051 shares of common stock outstanding, and, immediately after the December 2022 Financing, on a fully-diluted basis, we had 37,577,962 shares of common stock outstanding. As a result of this significant increase in our shares of common stock, the shares of common stock available for issuance under the 2015 Plan, based on our fully diluted shares of common stock outstanding, represented approximately 3.7% of our fully diluted capitalization immediately prior to the December 2022 Financing, and approximately 2.8% of our fully diluted capitalization immediately after the December 2022 Financing.
Given our size, stage and our 2023 peer group data, and based on the recommendation of Aon, we determine the size of our equity awards utilizing a formula based on a percentage of ownership of our company — the same methodology that we followed for 2022 grants. As a result, the significant increase in our outstanding shares of common stock resulting from the December 2022 Financing led to a commensurate increase in the number of options in the 2023 annual option grants to our executive officers, employees and non-employee directors, as compared to the size of the 2022 annual option grants. The 2023 grants were determined taking into account the outcome of our annual market analysis, internal equity, and individual performance, potential and scope of responsibility, as has been the case in prior years. This resulted in us granting, on February 1, 2023, options to purchase 1,217,450 shares of common stock to our employees and executive officers as part of our 2023 annual option grant program, with 462,450 of such options being granted to employees other than our Officers, and 755,000 of such options being granted to our Officers (collectively, the “February 2023 Grants”). Dr. Nichols was granted an option to purchase 100,000 shares of common stock, which option automatically forfeited upon his resignation as our Chief Scientific Officer on April 7, 2023; this option is excluded from the foregoing figures and we are not seeking stockholder approval for Dr. Nichols’ award.
As noted above, we did not have sufficient shares in the 2015 Plan to cover all of the February 2023 Grants and, as a result, our Board of Directors and compensation committee, upon the recommendation of management, made the February 2023 Grants to our Officers subject to the approval by our stockholders of the 2015 Plan Increase or the approval of a comparable increase in shares of common stock available under the 2015 Plan at a subsequent stockholders meeting within twelve months of the grant date (the “Required Stockholder Approval”). In the event that we do not receive the Required Stockholder Approval, the February 2023 Grants made to our Officers will be forfeited automatically. See the section entitled “Plan Benefits” below for information on the February 2023 Grants made to our Officers, all of which are subject to the Required Stockholder Approval. We intend to make the 2023 annual option grants to our non-employee directors, which would be made on the date of the first Board of Directors meeting after the Annual Meeting, subject to stockholder approval of the 2015 Plan Increase. We expect our equity grant levels to remain consistent in future years so long as the number of outstanding shares of common stock remains at or around April 17, 2023 levels.
During the years ended December 31, 2021 and 2022, we granted equity awards with respect to 1,156,650 and 770,981 shares, respectively, to employees, non-employee directors and consultants under the 2015 Plan, and we granted equity awards to newly hired employees with respect to 221,000 shares during the year ended December 31, 2022 under the 2022 Inducement Stock Incentive Plan. We adopted the 2022 Inducement Stock Incentive Plan on February 17, 2022, so we did not make any grants under this plan during the year ended December 31, 2021. We also granted equity awards with respect to 1,217,450 shares as a part of the February 2023 Grants, and 51,100 shares to newly hired employees under the 2022 Inducement Stock Incentive Plan from January 1, 2023 through April 17, 2023. A summary of outstanding stock options granted under our 2008 Equity Incentive Plan (the “2008 Plan”), 2015 Plan and 2022 Inducement Stock Incentive Plan, our shares available for grant under our 2015 Plan and 2022 Inducement Stock Incentive Plan, and related information for employees and non-employees as of April 17, 2023 follows:
Options Outstanding	Shares Available for Grant	Weighted Average Exercise Price of Options Outstanding	Weighted Average Remaining Contractual Term of Options Outstanding (Years)	Agregate Intrinsic Value (in thousands)
2,478,443	427,900	$15.40	8.56	$4,421
The options outstanding as of April 17, 2023 do not include the February 2023 Grants which are subject to the Required Stockholder Approval. No restricted stock or restricted stock unit awards (or other such “full-value” awards) or stock appreciation rights were outstanding as of April 17, 2023.
Potential Dilution
As of April 17, 2023, 28,016,906 shares of our common stock were outstanding. The following table provides information regarding the number of shares subject to each type of outstanding award under the 2015 Plan, the number of shares of our common stock available for future awards under the 2015 Plan, the number of additional shares that would be available for future awards under the 2015 Plan, if the 2015 Plan Increase is approved by stockholders, and the dilutive impact of each to our stockholders as of April 17, 2023.
	Number of Shares	As a percentage of stock outstanding on a fully diluted basis
Total shares subject to outstanding awards under the 2015 Plan	2,206,343	6%
Total shares available for future awards under the 2015 Plan	707,437	2%
February 2023 Grants subject to Required Stockholder Approval	755,000	2%
Proposed additional shares available for future awards under the amended 2015 Plan(1)	3,545,000	9%
2015 Plan Increase	4,300,000	11%
Total potential dilution	5,007,437	13%

(1)
Represents the number of additional shares available under the 2015 Plan after taking into account the shares subject to the February 2023 Grants that are subject to the Required Stockholder Approval, assuming stockholder approval of the 2015 Plan Increase.

Accordingly, of the 4,300,000 shares of common stock being requested pursuant to the 2015 Plan Increase, 755,000 shares will be used for the February 2023 Grants that are subject to Required Stockholder Approval, as discussed below under “— Plan Benefits.” The remaining 707,437 shares available under the 2015 Plan and the additional 3,545,000 shares requested pursuant to the 2015 Plan Increase are intended to be used for our annual and promotion grants to our executive officers and employees and annual grants to non-employee directors.
As described above, without the 2015 Plan Increase, we will not have sufficient shares available for grant under the 2015 Plan to make option grants to our Officers at market-based, competitive levels in 2023 and future years, to make promotion grants to our other employees at market-based, competitive levels in 2023 and future years, to make annual grants to our other employees at market-based, competitive levels in 2024 and future years, or to make annual grants to our non-employee directors at market-based, competitive levels in 2023 and future years until such time as we can obtain stockholder approval for an increase in shares for the 2015 Plan. If the 2015 Plan Increase is not approved, we believe that we would be forced to rely on providing higher levels of cash compensation or cash-settled awards for a portion of our incentive-based compensation in order to retain our most experienced and skilled employees, which we believe would put us at a significant competitive disadvantage in our industry and would not be in our stockholders’ best interests, as it would remove incentives aligning the interests of our employees and our senior leaders with those of our stockholders to drive company-wide performance and create long-term stockholder value, and would reduce the amount of cash that we have available to dedicate to our business needs. Given that equity awards, and in particular stock options, are a critical part of the compensation at pharmaceutical companies of our stage, the inability to grant equity awards under the 2015 Plan would put us in significant jeopardy of losing key employees and executive officers, and would make it much more difficult for us to retain employees and executive officers, all of which would be against our stockholders’ best interests.
For all of these reasons, our Board of Directors urges you to vote to approve the 2015 Plan Increase.
Board of Directors Recommendation
We believe that the 2015 Plan Increase will serve a critical role in attracting and retaining the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability. Therefore, our Board of Directors urges you to vote to approve the 2015 Plan Increase.
Our directors and Officers have an interest in the 2015 Plan Increase proposal by virtue of their being eligible to receive equity awards under the 2015 Plan. If the proposed 2015 Plan Increase is approved, we plan to file a registration statement on Form S-8 with the SEC to register the additional shares of common stock authorized under the 2015 Plan by the 2015 Plan Increase.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE 2015 PLAN INCREASE.
Summary of the Amended and Restated 2015 Plan
The following summary of the 2015 Plan assumes and gives effect to stockholder approval of the 2015 Plan Increase and is qualified in its entirety by the specific language of the 2015 Plan, as amended by the 2015 Plan Increase, which is set forth in Appendix A to this proxy statement, with the proposed new text underlined, bolded and italicized and the proposed deleted text marked as struck out.
Purpose.   The purpose of the 2015 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to our company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.
Eligibility.   All of our employees, officers and directors, as well as consultants and advisors to our company, are eligible to be granted awards under the 2015 Plan; however, incentive stock options may only be granted to our employees.
Shares Available for Awards.   As of April 17, 2023, an aggregate of 2,206,343 shares were subject to outstanding awards under the 2015 Plan and, after giving effect to the 2015 Plan Increase, 4,252,437 shares are expected to be available for grant of future awards under the 2015 Plan after taking into account the February 2023 Grants. To the extent awards outstanding under the 2008 Plan expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, they will increase the number of shares authorized for issuance under the 2015 Plan, subject to certain limitations specified in the 2015 Plan.
All shares of our common stock covered by stock appreciation rights (“SARs”) are counted against the number of shares available for the grant of awards under the 2015 Plan; provided, however, that (i) SARs that may be settled only in cash will not be so counted and (ii) if we grant an SAR in tandem with an option for the same number of shares of common stock and provide that only one such award may be exercised (a “Tandem SAR”), only the shares covered by the option, and not the shares covered by the Tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2015 Plan.

If any award under the 2015 Plan (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued, the unused common stock covered by such award shall again be available for the grant of awards under the 2015 Plan, subject to specified limitations. Shares of common stock delivered (by actual delivery, attestation or net exercise) to us by a plan participant to (1) purchase shares of common stock upon the exercise of an award or (2) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards. The 2015 Plan provides that shares of common stock repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grants of awards.
In connection with a merger or consolidation of an entity with our company or the acquisition by us of property or stock of an entity, our Board of Directors may grant awards under the 2015 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Such substitute awards may be granted on such terms as our Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2015 Plan. Such substitute awards will not count against the overall share limit under the 2015 Plan, except as may be required by reason of Section 422 and related provisions of the Code, and the regulations thereunder.
Plan Administration.   Our Board of Directors administers the 2015 Plan and has authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2015 Plan and to construe and interpret the terms of the 2015 Plan and any award agreements entered into under the 2015 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2015 Plan or any award under the 2015 Plan in the manner and to the extent it deems expedient and it is the sole and final judge of such expediency. All decisions by our Board of Directors are made in its sole discretion and are final and binding on all persons having or claiming any interest in the 2015 Plan or in any award under the 2015 Plan.
Our Board of Directors may delegate any or all of its powers under the 2015 Plan to one or more committees or subcommittees of our Board of Directors. Our Board of Directors has authorized our compensation committee to administer the 2015 Plan, including delegation to our compensation committee of the authority to interpret the terms of the 2015 Plan, to grant options thereunder and to make stock awards thereunder; provided, however, that our compensation committee is not authorized to amend the 2015 Plan. Our Board of Directors may also delegate authority to an officer to grant awards under the 2015 Plan to employees other than “executive officers” (as defined by Rule 3b-7 under the Exchange Act) or “officers” (as defined by Rule 16a-1 of the Exchange Act) , provided that our Board of Directors will fix the terms of the awards to be granted by such officer, including the exercise price of such awards (or a formula for establishing such price), and the maximum number of shares subject to awards that such officer may grant. Our compensation committee, in its role as administrator under the 2015 Plan, approved the delegation of authority to Jill Milne, our Chief Executive Officer and President, to grant equity awards under the 2015 Plan to employees who hold positions with our company that are below the level of Senior Vice President and who are not, for the avoidance of doubt, subject to Section 16 of the Exchange Act within certain specified parameters. All references that we make to our Board of Directors in this summary of the 2015 Plan are also intended to include reference to any committee or subcommittee of our Board of Directors or officer to whom our Board of Directors has delegated authority under the 2015 Plan.
Types of Awards.   The 2015 Plan authorizes the award of stock options, SARs, restricted stock awards, restricted stock units and other stock-based awards.
Stock Options.   Stock options entitle the holder to purchase a specified number of shares of common stock at a specified exercise price, subject to such other terms and conditions as are specified in connection with the option grant. The 2015 Plan allows for the grant of nonqualified stock options as well as incentive stock options, which qualify under Section 422 of the Code and may be granted only to our employees or employees of any parent or subsidiary of ours. The exercise price of incentive stock options and nonqualified stock options granted under the 2015 Plan will not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of options granted under the 2015 Plan is ten years.

Stock Appreciation Rights.   SARs entitle the holder, upon exercise, to receive an amount of common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of our common stock over the measurement price of the SAR. The per share measurement price of a SAR granted under the 2015 Plan may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of SARs granted under the 2015 Plan is ten years.
Restricted Stock Awards.   Restricted stock awards are a grant of shares of common stock to a recipient subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeitures of such shares if issued at no cost) from the recipient in the event that conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods specified in the award.
Restricted Stock Units.   Restricted stock units entitle the recipient to receive such number of shares of common stock or (if so provided in the applicable award agreement) an amount of cash equal to the fair market value of such number of shares of common stock as are set forth in the applicable award agreement.
Other Stock-Based Awards.   The 2015 Plan authorizes other awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property, having such terms and conditions as our Board of Directors may determine (“Other Stock-Based Awards”). Other Stock-Based Awards are available as a form of payment in the settlement of other awards granted under the 2015 Plan or as payment in lieu of compensation to which a participant under the 2015 Plan is otherwise entitled. Other Stock-Based Awards may be paid in shares of common stock or cash, as our Board of Directors may determine.
Limitation on Repricing of Stock Options and SARs.   With respect to stock options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the 2015 Plan as an equitable adjustment in connection with certain changes in capitalization and reorganization events as described below, we may not (i) amend any outstanding stock option or SAR granted under the 2015 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding stock option or SAR, (ii) cancel any outstanding stock option or SAR (whether or not granted under the 2015 Plan) and grant in substitution therefor new awards under the 2015 Plan (other than certain substitute awards described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled stock option or SAR, (iii) cancel in exchange for a cash payment any outstanding stock option or SAR with an exercise or measurement price per share above the then-current fair market value of a share of our common stock or (iv) take any other action under the 2015 Plan that constitutes a “repricing” within the meaning of the Nasdaq listing standards.
Restrictions on Dividends and Dividend Equivalents.   The 2015 Plan prohibits the payment of dividends or dividend equivalents with respect to unvested awards and the accrual of dividend equivalents with respect to stock options and SARs.
Equitable Adjustments.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, we are required by the 2015 Plan to make equitable adjustments (or make substitute awards, if applicable), in a manner determined by our Board of Directors, to:
•
the number and class of securities available under the 2015 Plan;

•
the share counting rules under the 2015 Plan;

•
the number and class of securities and exercise price per share of each outstanding option;

•
the share and per-share provisions and measurement price of each outstanding SAR;

•
the number of shares and the repurchase price per share subject to each outstanding restricted stock award or restricted stock unit award; and

•
the share and per-share related provisions and purchase price, if any, of any outstanding Other Stock-Based Award.

Upon a merger or other reorganization event (as defined in the 2015 Plan), our Board of Directors, may, on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the plan participant and us), take any one or more of the following actions pursuant to the 2015 Plan, as to some or all outstanding awards, other than restricted stock awards:
•
provide that all outstanding awards will be assumed or substantially equivalent awards will be substituted by the successor corporation (or an affiliate thereof);

•
upon written notice to a participant, provide that the participant’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified period following the date of such notice;

•
provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to outstanding awards will lapse, in whole or in part, prior to or upon the reorganization event;

•
in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (i) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (ii) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•
provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or

•
any combination of the foregoing.

Our Board of Directors is not obligated by the 2015 Plan to treat all awards, all awards held by a participant or all awards of the same type identically. In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.
Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our Board of Directors may otherwise determine, apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to the reorganization event, unless our Board of Directors provided for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or any other agreement between the participant and us. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or in any other agreement between the participant and us.
Transferability.   Subject to limited exceptions specified in the 2015 Plan, awards under the 2015 Plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the plan participant, are exercisable only by the plan participant.
Acceleration.   Our Board of Directors may at any time provide that any award under the 2015 Plan will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Amendment, Term and Termination.   Our Board of Directors may amend, suspend or terminate the 2015 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements. No award may be granted under the 2015 Plan after June 23, 2025.
U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options.   An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares to the extent not recognized as taxable income as provided above, will be long-term or short-term capital gain or loss, depending on the holding period.
Nonqualified Stock Options.   An optionee does not recognize taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to withholding for income and employment taxes. Subject to certain limitations under the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the option exercise price is treated as long-term or short-term capital gain or loss, depending on the holding period.
Stock Appreciation Rights.   A holder of a SAR does not recognize taxable income at the time he or she is granted a SAR. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, such income will be subject to withholding for income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. Subject to certain limitations under the Code, we generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Restricted Stock.   A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e., the date the award vests), less the purchase price of the shares, if any. If the participant is an employee, such ordinary income generally is subject to withholding for income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to be taxed on restricted stock when it is acquired rather than when the substantial risk of forfeiture lapses, provided such election is made no later than 30 days after the shares are granted. Upon the sale of shares acquired pursuant to a restricted stock award for which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the date of grant, will be taxed as short-term or long-term capital gain or loss, depending on the holding period. If the participant does not make an 83(b) election, then when the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Subject to certain limitations under the Code, we generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Restricted Stock Units.   A participant generally will recognize no income upon the grant of a restricted stock unit. Upon the settlement of restricted stock units, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding for income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date will be taxed as long-term or short-term capital gain or loss, depending on the holding period. Subject to certain limitations under the Code, we generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant and exercise of options and SARs and the grant and vesting of restricted stock and restricted stock units under the 2015 Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2015 Plan participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2015 Plan participant may reside, nor does it discuss the Medicare tax on net investment income.
Plan Benefits
As of April 17, 2023, 46 employees, 3 non-employee consultants and 7 non-employee directors participated in the 2015 Plan and all of our current and future employees, consultants and non-employee directors are eligible to participate in the 2015 Plan. On April 17, 2023, the closing price of our common stock on the Nasdaq Global Market was $10.82 per share. The granting of awards under the 2015 Plan is discretionary, and, with the exception of the February 2023 Grants that are subject to the Required Stockholder Approval and awards to be granted to our non-employee directors pursuant to our director compensation program, we cannot now determine with certainty the number or type of awards to be granted in the future to any particular person or group.
The following table sets forth the option grants from the February 2023 Grants that are contingent upon Required Stockholder Approval. As a result of his resignation as our Chief Scientific Officer, effective as of April 7, 2023, Dr. Nichols forfeited the grant we made to him in February 2023 and such option is not reflected in the table below. In addition, the 2023 annual option grants to our non-employee directors pursuant to our director compensation program, which would be made on the date of the first Board of Directors meeting after the Annual Meeting, subject to stockholder approval of the 2015 Plan Increase proposal, are reflected in the “All current directors who are not executive officers, as a group” row of the following table.
Option Grants subject to Required Stockholder Approval or Approval of the 2015 Plan Increase Proposal as of April 17, 2023
Name and Position	Number of Shares Subject to Stock Options
Named Executive Officers
Jill C. Milne, Ph.D. President and Chief Executive Officer	275,000
Benjamin Harshbarger Chief Legal Officer	90,000
Current executive officers who are not Named Executive Officers	330,000
All current executive officers as a group	695,000
Officers who are not executive officers, as a group	60,000
All current directors who are not executive officers as a group	98,700
Options outstanding under the 2015 Plan as of April 17, 2023
Since the adoption of 2015 Plan through April 17, 2023, we have granted the following stock options under the 2015 Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of our common stock. As of the date hereof, we have granted only stock options and no other type of award under the 2015 Plan.

Name and Position	Number of Shares Subject to Stock Options(1)(2)
Named Executive Officers
Jill C. Milne, Ph.D. President and Chief Executive Officer	486,130
Andrew Nichols, Ph.D. Chief Scientific Officer	178,813
Benjamin Harshbarger Chief Legal Officer	162,499
Current executive officers who are not Named Executive Officers	461,124
All current executive officers, as a group	1,288,566
All current directors who are not executive officers, as a group	192,432
All non-employee participants in the plan(3)	79,576
All employees who are not executive officers, as a group(4)	1,144,835

(1)
As of April 17, 2023, there were also 3,195 shares subject to stock options outstanding under the 2008 Plan.

(2)
Does not include, as applicable, the February 2023 Grants that are contingent upon Required Stockholder Approval.

(3)
Includes 74,580 shares subject to stock options that were issued upon exercise and 4,996 shares subject to stock options that have expired without being exercised.

(4)
Includes 17,097 shares subject to stock options that were issued upon exercise and 405,588 shares subject to stock options that have expired without being exercised.

PROPOSAL NO. 3 — THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
On April 1, 2023, our Board of Directors unanimously approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to update our existing director exculpation provision to include certain of our senior corporate officers. Article SEVENTH of our Certificate of Incorporation currently provides for exculpation of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Effective August 1, 2022, that provision of the DGCL was amended to permit eliminating or limiting monetary liability for certain senior corporate officers in limited circumstances.
Our Board of Directors has unanimously approved and declared advisable the amendment to our Certificate of Incorporation to update the exculpation provision and recommends that stockholders approve this proposed amendment. If the stockholders approve this proposal, we will file a Certificate of Amendment of our Certificate of Incorporation in the form attached hereto as Appendix B to this proxy statement adding the new language included below.
Overview of the Proposed Amendment
Consistent with Delaware law, the proposed amendment to our Certificate of Incorporation relating to officers is more limited in scope than the existing director exculpation provision and only permits exculpation of officers for certain direct claims.
Further, the proposed amendment does not permit officers to be exculpated for liability arising out of:
•
claims brought by the Company itself;

•
claims brought by stockholders in the name of the Company (derivative claims);

•
breaches of the duty of loyalty to the Company or its stockholders;

•
acts or omissions not in good faith;

•
acts or omissions that involve intentional misconduct;

•
acts or omissions that involve a knowing violation of law; or

•
any transaction in which the officer derived an improper personal benefit.

In accordance with the recent amendment to Delaware law, the officers who will be covered by the expanded exculpation provision include our president; chief executive officer; chief operating officer; chief financial officer; chief legal officer; controller; treasurer; or chief accounting officer of the Company; any officer who is or was identified in our public filings with the SEC as one of the most highly compensated executive officers; and any officers who consent to being identified as an officer for purposes of service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful.
Rationale for the Proposed Amendment
The State of Delaware, which is our state of incorporation, recently enacted legislation that authorizes Delaware corporations to limit the liability of certain of our officers in the limited circumstances described above. As a result of this development, we propose expanding our existing director exculpation provision to cover officers to the extent now permitted by Delaware law.
Our Board of Directors’ rationale for recommending this amendment is to balance stockholders’ interest in accountability with their interest in the Company being able to attract and retain the highest quality officers and avoiding litigation abuse resulting from the current disparity that exists in the treatment of directors, who oversee and are ultimately accountable for corporate actions, and the officers who execute those actions on behalf of our Board of Directors.
Our Board of Directors considered that the role of directors and officers requires them to make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of the absence of any underlying merit. This amendment will better align the protections available to our officers with those currently available to our directors and avoid an emerging practice among plaintiff’s lawyers of adding officers to direct claims relating to the duty of care in M&A-related and other litigation so that claims against the officers continue even when identical claims against directors are dismissed. Our Board of Directors believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
In addition, we expect other companies with which we compete for employees to adopt exculpation clauses that limit the personal liability of officers as now permitted by the DGCL. Our Board of Directors believes that failing to adopt the proposed amendment may impact recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company as compared to serving as an officer at another company that does exculpate officers.
Further, our Board of Directors noted that the proposed provision would not eliminate stockholders’ right to pursue derivative claims relating to alleged breaches of the duty of care or limit the ability of the Company itself to bring claims against officers. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, our Board of Directors believes the proposed amendment would enhance the ability to attract and retain talented officers, potentially reduce litigation costs associated with frivolous lawsuits, and more generally align the protections available to our officers with those currently available to our directors. Our Board of Directors also took into account the feedback from our insurance broker that the implementation of this proposal would assist us with the negotiations of our annual D&O insurance premiums.
Based on the above, our Board of Directors determined that it is in the best interests of the Company and our stockholders to amend the Certificate of Incorporation as described in this proposal.
Text of Proposed Amendment
Accordingly, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to replace the existing Article SEVENTH with the following (which is marked to show changes from the current director exculpation provision):
SEVENTH: To the fullest ~~Except to the~~ extent permitted by ~~that~~ the General Corporation Law of the State of Delaware ~~prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty,~~ no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer~~, notwithstanding any provision of law imposing such liability~~. No amendment ~~to or~~, repeal or elimination of this provision shall apply to or have any effect on ~~the liability or alleged liability of any director of the Corporation for or~~ its application with respect to any ~~acts or omissions of such~~ act or omission of a director or officer occurring ~~prior to~~ before such amendment ~~or~~, repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE CERTIFICATE OF INCORPORATION AMENDMENT.

PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ASTRIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
Our stockholders are being asked to ratify the appointment by our audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2010.
Our audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, our audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Astria and its stockholders.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
The following table summarizes the fees Ernst & Young LLP billed to us for each of the last two fiscal years.
	Year Ended December 31,
	2022	2021
Audit Fees(1)	$709,000	$665,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	105,750	20,600
All Other Fees(4)	—	—
Total	$814,750	$686,100

(1)
Audit fees consist of fees billed for professional services for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements and related services that are normally provided in connection with registration statements.

(2)
Audit-related fees may consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2022 or 2021.

(3)
Tax fees consist of fees for professional services, including tax consulting and compliance services.

(4)
There were no such fees incurred in 2022 or 2021.

All such accountant services and fees for 2022 were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.
Pre-Approval Policies and Procedures
Our Board of Directors adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by our audit committee, or the engagement to render the service is entered into pursuant to our audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of our audit committee and approved prior to completion of the audit by our audit committee.
From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, our audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of our audit committee following such approval, management or the independent auditor will report to our audit committee regarding each service actually provided to us pursuant to such pre-approval.
During 2022, no services were provided to us by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 5 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14A to the Exchange Act.
Our executive compensation programs are designed to attract and retain key executive officers critical to our long-term success, to recognize and reward overall Company performance and each executive officer’s individual performance and level of responsibility, as well as to align our executive officers’ incentives with stockholders’ interests. Under these programs, our NEOs are rewarded for the achievement of key strategic and business goals. The programs consist of a combination of base salary, annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees. The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by our compensation committee and our Board of Directors with respect to the fiscal year ended December 31, 2022.
Our Board of Directors is asking stockholders to approve, by casting a non-binding advisory vote “for” the following resolution:
“RESOLVED, that the compensation paid to Astria’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board of Directors (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board of Directors (or any committee thereof). However, our compensation committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS PROPOSAL.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 5, 2023, by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•
each of our directors and our director nominees;

•
each of our NEOs; and

•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after April 5, 2023. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to community property laws, where applicable. The information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage ownership calculations for beneficial ownership are based on 28,016,906 shares of common stock outstanding as of April 5, 2023. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Astria Therapeutics, Inc., 75 State Street, Suite 1400, Boston, MA 02109.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 5, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
FMR LLC(1)	3,352,304	12.0%
Affiliates of Perceptive Advisors, LLC(2)	2,487,802	8.9%
Affiliates of Fairmount Funds Management LLC(3)	1,901,397	6.8%
Vivo Opportunity(4)	1,816,531	6.5%
Affiliates of Deep Track Capital, LP(5)	1,681,199	6.0%
Affiliates of Cormorant Global Healthcare Fund, LP(6)	1,650,000	5.9%
NEOs and Directors
Jill C. Milne, Ph.D(7)	245,941	*
Andrew Nichols, Ph.D(8)	94,443	*
Benjamin Harshbarger(9)	75,591	*
Kenneth Bate(10)	14,408	*
Fred Callori(11)	11,111	*
Hugh Cole(12)	14,861	*
Michael D. Kishbauch(13)	14,168	*
Gregg Lapointe(14)	14,860	*
Joanne Beck, Ph.D(15)	14,861	*
Jonathan Violin, Ph.D(16)	274,432	1.0%
All current executive officers and directors as a group (13 persons)(17)	941,348	3.4%

*
Represents beneficial ownership of less than 1% of our outstanding stock.

(1)
Based solely on a Schedule 13G filed with the SEC on January 10, 2023. Consists of 3,352,304 shares beneficially owned by FMR LLC and Abigail P. Johnson. The address for each of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(2)
Based on a Schedule 13D/A filed with the SEC on December 21, 2022, that reported beneficial ownership as of December 19, 2022. Consists of 2,487,802 shares of common stock beneficially owned by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman (“Mr. Edelman”), Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) and Perceptive Xontogeny Venture Fund, L.P. (“Perceptive Xontogeny”). Perceptive Xontogeny Ventures GP, LLC (“GP”) is the general partner of Perceptive Xontogeny. Perceptive Advisors serves as the investment advisor to the Master Fund and Perceptive Xontogeny, and Mr. Edelman is the managing member of Perceptive Advisors and GP. The address of the principal business office of each of foregoing persons is c/o 51 Astor Place, 10th Floor, New York, NY 10003. As of December 19, 2022, Perspective Advisors held 2,487,802shares of common stock. As disclosed in its current Schedule 13D/A, the Master Fund holds 1,336,649 shares of common stock and 4,070.734 shares of Series X Convertible Preferred Stock, convertible into 678,469 shares of Common Stock (without giving effect to the beneficial ownership limitation), and Perceptive Xontogeny holds 1,449,493 shares of common stock and 25,946.632 shares of Series X Convertible Preferred Stock, convertible into 4,324,525 shares of common stock (without giving effect to the beneficial ownership limitation). When giving effect to the beneficial ownership limitation, the Master Fund and Perceptive Xontogeny can currently convert shares of Series X Convertible Preferred Stock into an aggregate of 298,340 shares of common stock, and these shares are included in the beneficial ownership reported in the table above.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2023, that reported beneficial ownership as of December 31, 2022. Consists of (i) 1,901,397 shares owned by Fairmount Funds Management, LLC, (ii) 59,593 shares owned by Fairmount Healthcare Fund GP LLC and (iii) 1,841,444 shares owned by Fairmount Healthcare Fund II GP LLC. Fairmount Healthcare Fund GP LLC is the general partner of Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II GP LLC is the general partner of Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC is the investment manager of Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC, as the investment manager, along with Fairmount Healthcare Fund GP LLC and Fairmount Healthcare Fund II GP LLC, as the general partners, exercise voting and investment power over Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP. Fairmount Healthcare Fund GP LLC and Fairmount Funds Management LLC disclaim beneficial ownership of securities held by Fairmount Healthcare Fund LP, except to the extent of their pecuniary interest therein. Fairmount Healthcare Fund II GP LLC and Fairmount Funds Management LLC disclaim beneficial ownership of securities held by Fairmount Healthcare Fund II LP, except to the extent of their pecuniary interest therein. The address for each of the foregoing persons is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, that reported beneficial ownership as of December 31, 2022. Consists of 1,681,199 shares of common stock owned by Vivo Opportunity Fund Holdings, L.P. as the record holder. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. The voting members of Vivo Opportunity, LLC are Gaurav Aggarwal, Hongbo Lu, Kevin Dai, Frank Kung, and Michael Chang, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. The address for Vivo Opportunity, LLC is 192 Lytton Avenue, Palo Alto, CA 94301.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, that reported beneficial ownership as of December 31, 2022. Consists of 1,816,531 shares beneficially owned by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin. The address for Deep

Track Capital, LP and David Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830. The address for Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands. Deep Track Capital, LP is the relevant entity for which David Kroin may be considered a control person.
(6)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, that reported beneficial ownership as of December 31, 2022. Consists of 1,650,000 shares beneficially owned by Cormorant Global Healthcare Master Fund, LP (the “Cormorant Master Fund”). Cormorant Global Healthcare GP, LLC serves as the general partner of the Cormorant Master Fund. Cormorant Asset Management, LP serves as the investment manager to the Cormorant Master Fund. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and the general partner of Cormorant Asset Management, LP. Each of the Cormorant Master Fund, Cormorant Global Healthcare GP, LLC, Cormorant Asset Management, LP and Bihua Chen disclaim beneficial ownership of the shares except to the extent of its or his pecuniary interest therein. The address for each of the Cormorant Master Fund, Cormorant Global Healthcare GP, LLC, Cormorant Asset Management, LP and Bihua Chen is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(7)
Includes 241,564 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(8)
Consists of 94,443 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023. Dr. Nichols resigned from his position as Chief Scientific Officer effective as of April 7, 2023.

(9)
Consists of 75,591 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(10)
Consists of 14,408 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(11)
Consists of 11,111 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(12)
Consists of 14,861 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(13)
Consists of 14,168 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(14)
Consists of 14,860 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(15)
Consists of 14,861 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(16)
Includes 11,111 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

(17)
Includes 267,798 shares of common stock held indirectly and 673,550 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2021, to which we have been a party, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.
Quellis Acquisition and February 2021 Financing
Upon the closing of the Quellis Acquisition, entities associated with Perceptive Advisors became beneficial owners of more than 5% of our voting securities. Concurrently, one of these entities, Perceptive Xontogeny Ventures, L.P. (“PXV”), and another affiliated entity entered into the stock purchase agreement relating to the private placement that, upon closing in February 2021, resulted in gross proceeds to us of approximately $110.0 million before deducting placement agent and other offering expenses (the “February 2021 Financing”). Upon the closing of the February 2021 Financing on February 1, 2021, Perceptive Life Sciences Master Fund Ltd. purchased 4,851 shares of Series X Preferred Stock at a purchase price of $3,092.53 per share, for an aggregate purchase price of $15,001,863.03, and PXV purchased 1,617 shares of Series X Preferred Stock at a purchase price of $3,092.53 per share, for an aggregate purchase price of $5,000,621.01.
In addition, prior to joining our Board of Directors, Dr. Violin served as a consultant for Quellis, pursuant to that certain Consulting Agreement by and between Dr. Violin and Quellis, effective December 26, 2017, as amended (the “Violin Consulting Agreement”). Under the Violin Consulting Agreement, Dr. Violin was entitled to payments of $4,167 per month for services related to the research, development, commercialization and manufacture of any antibody, protein or peptide to treat human disease by binding human plasma kallikrein. The Violin Consulting Agreement became an obligation of the Company in connection with the Quellis Acquisition and was terminated, effective April 30, 2021, as set forth in a termination letter dated April 14, 2021. Dr. Violin received $12,500 in consultant fees pursuant to the Violin Consulting Agreement during 2021.
Underwritten Financings
On December 19, 2022, we closed the December 2022 Financing which was an underwritten public offering of 10,445,050 shares of common stock at a public offering price of $11.01 per share, including 1,362,397 shares issued upon the exercise in full by the underwriter of its over-allotment option. In the December 2022 Financing, affiliates of Fairmount Funds Management LLC, a beneficial owner of more than 5% of our voting securities at that time, purchased 1,362,398 shares of common stock through the underwriters at the public offering price for an aggregate purchase price of $15.0 million. Affiliates of Perceptive Advisors, LLC, a beneficial owner of more than 5% of our voting securities at that time, purchased 908,265 shares of common stock through the underwriters at the public offering price for an aggregate purchase price of $10.0 million. Affiliates of Cormorant Global Healthcare Master Fund, LP, a beneficial owner of more than 5% of our voting securities at that time, purchased 908,265 shares of common stock through the underwriters at the public offering price for an aggregate purchase price of $10.0 million. Vivo Opportunity LLC, a beneficial owner of more than 5% of our voting securities at that time, purchased 681,199 shares of common stock through the underwriters at the public offering price for an aggregate purchase price of $7.5 million.
Employment, Severance and Change in Control Agreements
See “Executive Compensation — Employment Agreements, Severance and Change in Control Arrangements” above for a discussion of these arrangements.
Indemnification of Officers and Directors
Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers. In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:
•
the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

•
the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•
the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our Chief Legal Officer or Chief Financial Officer and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our Chief Legal Officer or Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of our audit committee. The policy also provides that alternatively, our Chief Legal Officer or Chief Financial Officer may present a related person transaction arising in the time period between meetings of our audit committee to the chair of our audit committee, who will review and may approve the related person transaction, subject to ratification by our audit committee at the next meeting of our audit committee.
In addition, the policy provides that any related person transaction previously approved by our audit committee or otherwise already existing that is ongoing in nature will be reviewed by our audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by our audit committee, if any, and that all required disclosures regarding the related person transaction are made.
The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of our compensation committee.
A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by our audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that our audit committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar value of the amount involved in the related person transaction;

•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of business of our Company;

•
whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that our audit committee will review all relevant information available to it about the related person transaction. The policy provides that our audit committee may approve or ratify the related person transaction only if our audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that our audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.
Management is responsible for the preparation of the Astria financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Astria financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Astria for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the audit committee received written communications from the independent registered public accounting firm confirming its independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Astria be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF ASTRIA THERAPEUTICS, INC.
Gregg Lapointe, Chair
Kenneth Bate
Hugh Cole

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been made available to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Astria Therapeutics, Inc., 75 State Street, Suite 1400, Boston, MA 02109, Attention: Corporate Secretary, or telephone: (617) 349-1971. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS
Stockholder proposals pursuant to Exchange Act Rule 14a-8 and intended to be presented at our 2024 annual meeting of stockholders must be received by us no later than December 22, 2023, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. However, if the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 3, 2024, and no later than March 4, 2024.
In order to comply with the universal proxy rules, if any stockholder timely satisfies the foregoing requirements of our bylaws by providing notice of a nomination in accordance with our bylaws no later than March 4, 2024, and such stockholder intended to solicit proxies in support of director nominees other than our nominees for the 2024 annual meeting of stockholders in compliance with Rule 14a-19 under the Exchange Act, the stockholder will also be required (no later than April 3, 2024) to provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. If the date of the 2024 annual meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following public announcement by us of the date of the 2024 annual meeting.
Stockholder proposals should be addressed to Astria Therapeutics, Inc., Attention: Corporate Secretary, 75 State Street, Suite 1400, Boston, MA 02109.

OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the proxy made available to stockholders intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors
Jill C. Milne, Ph.D.
President and Chief Executive Officer

Appendix A
ASTRIA THERAPEUTICS, INC.
AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN
1.
Purpose

The purpose of this 2015 Stock Incentive Plan (the “Plan”) of Astria Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.
Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).
3.
Administration and Delegation

(a)   Administration by Board of Directors.   The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)   Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c)   Delegation to Officers.   To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

4.
Stock Available for Awards

(a)   Number of Shares; Share Counting.
(1)   Authorized Number of Shares.   Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(A)   7,262,041~~2,962,041~~ shares of Common Stock; plus
(B)   such additional number of shares of Common Stock (up to 25,077 shares) as is equal to the sum of (x) the 432 shares of Common Stock reserved for issuance under the Company’s 2008 Equity Incentive Plan (the “Existing Plan”) that remained available for grant under the Existing Plan immediately prior to the closing of the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)   Share Counting.   For purposes of counting the number of shares available for the grant of Awards under the Plan:
(A)   all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)   if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(C)   shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(D)   shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)   Substitute Awards.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.
5.   Stock Options
(a)   General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b)   Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Astria Therapeutics, Inc., any of Astria Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)   Exercise Price.   The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
(d)   Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)   Exercise of Options.   Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)   Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)   in cash or by check, payable to the order of the Company;
(2)   except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)   to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;
(5)   to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
(6)   by any combination of the above permitted forms of payment.
(g)   Limitation on Repricing.   Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).
(h)   No Dividend Equivalents.   No Option shall provide for the payment or accrual of dividend equivalents.
6.   Stock Appreciation Rights
(a)   General.   The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)   Measurement Price.   The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.
(c)   Duration of SARs.   Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)   Exercise of SARs.   SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)   Limitation on Repricing.   Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding

SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.
(f)   No Dividend Equivalents.   No SAR shall provide for the payment or accrual of dividend equivalents.
7.   Restricted Stock; Restricted Stock Units
(a)   General.   The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
(b)   Terms and Conditions for All Restricted Stock Awards.   The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)   Additional Provisions Relating to Restricted Stock.
(1)   Dividends.   Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.
(2)   Stock Certificates.   The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)   Additional Provisions Relating to Restricted Stock Units.
(1)   Settlement.   Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares of Common Stock as are set forth in the applicable Restricted Stock Unit agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.
(2)   Voting Rights.   A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)   Dividend Equivalents.   The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as, and the payment of such Dividend Equivalents shall be subject to the vesting of, the Restricted Stock Units with respect to which paid.
8.   Other Stock-Based Awards
(a)   General.   Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock- Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Any Dividend Equivalents awarded with respect to Other Stock-Based Awards shall be subject to the same restrictions on transfer and forfeitability as, and the payment of such Dividend Equivalents shall be subject to the vesting of, the Award with respect to which granted.
(b)   Terms and Conditions.   Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
9.   Adjustments for Changes in Common Stock and Certain Other Events
(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)   Reorganization Events.
(1)   Definition.   A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)   In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such

Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B)   Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)   For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3)   Consequences of a Reorganization Event on Restricted Stock.   Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
10.   General Provisions Applicable to Awards
(a)   Transferability of Awards.   Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
(b)   Documentation.   Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)   Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e)   Withholding.   The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f)   Amendment of Award.   Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.
(g)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h)   Acceleration.   The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
11.   Miscellaneous
(a)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c)   Effective Date and Term of Plan.   The Plan shall become effective immediately prior to the effectiveness of the Company’s initial public offering (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a Participant that is intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m) of the Code; and (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment;. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)   Authorization of Sub-Plans (including for Grants to non-U.S. Employees).   The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)   Compliance with Section 409A of the Code.   Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
(g)   Limitations on Liability.   Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)   Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of- law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Appendix B
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
ASTRIA THERAPEUTICS, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Astria Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law setting forth a proposed amendment to the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law. Accordingly, to effect such proposed amendment, it is
RESOLVED:
That Article SEVENTH of the Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer. No amendment, repeal or elimination of this provision shall apply to or have any effect on its application with respect to any act or omission of a director or officer occurring before such amendment, repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”
[Remainder of Page Intentionally Left Blank]

B-1

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [  ] day of [      ], 2023.
ASTRIA THERAPEUTICS, INC.
By:

Name:
Jill C. Milne

Title:
President and Chief Executive Officer

B-2

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. (Continued and to be marked, dated, and signed on other side)PROXYAstria Therapeutics, Inc.PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2023THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDThe undersigned hereby appoints Jill C. Milne, Noah Clauser, and Benjamin Harshbarger, or any of them, each with power of substitution, as named proxies for the undersigned to vote all shares of Common Stock of Astria Therapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Astria Therapeutics, Inc. to be held on June 2, 2023, and any continuation, adjournment or postponement thereof, as hereinafter specified and, in their judgment, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4, and 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2023The Proxy Statement and our 2022 Annual Report to Stockholders are available at: https://web.viewproxy.com/atxs/2023.

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" the nominees for director listed in Proposal 1 and "FOR" proposals 2, 3, 4, and 5.

NOMINEES:	FOR	WITHHELD
(1) Kenneth Bate	☐	☐
(2) Joanne Beck, Ph.D.	☐	☐
(3) Hugh Cole	☐	☐

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(Stockholder Name & Address Data)

Please indicate if you plan to attend this meeting ☐

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

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FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

To transact other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

Date ______________________________

Signature ______________________________

Signature (Joint Owners) ______________________________

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

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As a stockholder of Astria Therapeutics, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2023.

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:
Go to www.fcrvote.com/ATXS

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1-866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. (Continued and to be marked, dated, and signed on other side)PROXYAstria Therapeutics, Inc.PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2023THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDThe undersigned hereby appoints Jill C. Milne, Noah Clauser, and Benjamin Harshbarger, or any of them, each with power of substitution, as named proxies for the undersigned to vote all shares of Common Stock of Astria Therapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Astria Therapeutics, Inc. to be held on June 2, 2023, and any continuation, adjournment or postponement thereof, as hereinafter specified and, in their judgment, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4, and 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR
JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2023The Proxy Statement and our 2022 Annual Report to Stockholders are available at: https://web.viewproxy.com/atxs/2023.